                                                                       EXHIBIT 1

                                                    Restated Charter, as amended
                                                    (restated electronically for
                                                    SEC filing purposes only)



                                RESTATED CHARTER
                                       OF
                                  GENESCO INC.

                                      INDEX


                                     PART I.


PAGE
----
1                 FIRST:             Name of Corporation
1                 SECOND:            Duration of Corporation
1                 THIRD:             Principal Office
1                 FOURTH:            Motive of Corporation
1                 FIFTH:             Business Purpose of Corporation
1                 SIXTH:             Authorized Stock and Preferences, Restrictions
                                     and Qualifications of Preferred and Preference Stock

                PART A -- CUMULATIVE CONVERTIBLE PREFERRED STOCK

3                 (1)      Dividends
3                 (2)      Liquidation
4                 (3)      Redemption
6                 (4)      Voting Powers
8                 (5)      Sinking Fund
9                 (6)      Conversion

                 PART B-1 -- SUBORDINATED CUMULATIVE CONVERTIBLE
                     PREFERENCE STOCK -- GENERAL PROVISIONS

14                (1)      Dividends
15                (2)      Liquidation
16                (3)      Redemption
17                (4)      Conversion
20                (5)      Reduction of Capital

               PART B-II -- SERIES A SUBORDINATED PREFERENCE STOCK

20                (1)      Dividends
20                (2)      Redemption
20                (3)      Liquidation
20                (4)      Conversion
21                (5)      Voting Powers

              PART B-III -- SERIES B SUBORDINATED PREFERENCE STOCK

21                (1)      Dividends
21                (2)      Redemption
21                (3)      Purchase Fund
22                (4)      Liquidation
22                (5)      Conversion
22                (6)      Voting Powers

               PART B-IV -- SERIES C SUBORDINATED PREFERENCE STOCK

23                (1)      Dividends
23                (2)      Redemption
23                (3)      Purchase Fund
23                (4)      Liquidation
23                (5)      Conversion
24                (6)      Voting Powers

               PART C-I -- SUBORDINATED SERIAL PREFERRED STOCK --
                               GENERAL PROVISIONS

24                (1)      Dividends
24                (2)      Liquidation
24                (3)      Redemption
26                (4)      Conversion
28                (5)      Distinguishing Characteristics of the Series
29                (6)      Reduction of Capital

                PART C-II -- SUBORDINATED SERIAL PREFERRED STOCK,
                                    SERIES 1

30                (1)      Dividends
30                (2)      Liquidation
31                (3)      Redemption
31                (4)      Conversion
31                (5)      Voting Powers
31                (6)      Status of Unissued and Reacquired Shares
32                (7)      Exchanges for Junior Stock


               PART C-III -- SUBORDINATED SERIAL PREFERRED STOCK,
                                    SERIES 2

32                (1)      Dividends
33                (2)      Liquidation
33                (3)      Redemption
34                (4)      Sinking Fund
34                (5)      Conversion
34                (6)      Voting Powers
34                (7)      Status of Unissued and Reacquired Shares
34                (8)      Exchanges for Junior Stock

                PART C-IV -- SUBORDINATED SERIAL PREFERRED STOCK,
                                    SERIES 3

35                (1)      Dividends
36                (2)      Liquidation
36                (3)      Redemption
36                (4)      Conversion
36                (5)      Voting Powers
36                (6)      Status of Unissued and Reacquired Shares
37                (7)      Exchanges for Junior Stock

                PART C-V -- SUBORDINATED SERIAL PREFERRED STOCK,
                                    SERIES 4

37                (1)      Dividends
38                (2)      Liquidation
38                (3)      Redemption
38                (4)      Conversion
39                (5)      Voting Powers
39                (6)      Status of Unissued and Reacquired Shares
39                (7)      Exchanges for Junior Stock

39            PART C-VI -- SUBORDINATED SERIAL PREFERRED STOCK,
                                    SERIES 5

               PART C-VII -- SUBORDINATED SERIAL PREFERRED STOCK,
                                    SERIES 6

40                (1)      Dividends
41                (2)      Voting Rights
41                (3)      Certain Restrictions

42                (4)      Reacquired Shares
43                (5)      Liquidation
43                (6)      Consolidation, Merger, etc.
43                (7)      No Redemption or Conversion
44                (8)      Relative Rights and Preferences

                PART D -- SUBORDINATED CUMULATIVE PREFERRED STOCK

44                (1)      Dividends
44                (2)      Liquidation
45                (3)      Redemption
46                (4)      Voting Powers
46                (5)      Reduction of Capital

                  PART E -- EMPLOYEES' SUBORDINATED CONVERTIBLE
                                 PREFERRED STOCK

46                (1)      Dividends
46                (2)      Liquidation
47                (3)      Redemption
47                (4)      Voting Rights
47                (5)      Conversion

49                          PART F -- COMMON STOCK

49                SEVENTH:              Payment of Initial Capitalization
50                EIGHTH:               Reduction of Capital Stock
50                NINTH:                Vote Required to Approve Business Combinations
56                TENTH:                Limitation of Director's Liability


                                    PART II.

56                FIRST:                Date of Filing of Original Charter and
                                        Reincorporation Charter
56                SECOND:               Restatement of Charter dated January 11, 1984
56                THIRD:                Restatement of Charter dated April 30, 1991

                                RESTATED CHARTER

                                       OF

                                  GENESCO INC.

                         UNDER SECTION 48-20-107 OF THE
                       TENNESSEE BUSINESS CORPORATION ACT

         Pursuant to the provisions of Section 48-20-17 of the Tennessee Business Corporation Act, the undersigned Corporation adopts the following restated charter:

PART I:

         FIRST: The name of the Corporation is Genesco Inc.

         SECOND: The duration of the Corporation is perpetual.

         THIRD: The address of the principal office of the Corporation in the State of Tennessee shall be Genesco Park, City of Nashville, County of Davidson.

         FOURTH: The Corporation is for profit.

         FIFTH: The purpose or purposes for which the Corporation is organized are:

         (1) to manufacture, buy or otherwise acquire and to hold, sell or otherwise dispose of goods, products, merchandise and other personal property of every nature and description, including, but not limited to, boots, shoes and other articles of wearing apparel.

         (2) to buy or otherwise acquire and to hold, sell or otherwise dispose of the stocks, bonds and other securities of any corporation, domestic or foreign; to exercise any and all rights, powers and privileges of individual ownership or interest in respect of any and all such securities; to manage and to aid in any manner, by loan, guaranty or otherwise, any corporation or corporations of which any securities are held by this corporation; and do any acts or things necessary, expedient or calculated to protect, preserve or enhance the value of any such securities.

         SIXTH: The maximum number of shares of stock which the Corporation is authorized to have outstanding at any time is eighty million (80,000,000) shares of Common Stock of the par value of one dollar ($1.00) per share (hereinafter sometimes called "Common Stock"); three thousand seven hundred five (3,705) shares of Cumulative Convertible Preferred Stock without nominal or par value (hereinafter sometimes called "Convertible Preferred Stock"); four hundred ninety nine thousand six hundred ten (499,610) shares of Subordinated Cumulative Convertible Preference Stock without nominal or par value (hereinafter sometimes called "Subordinated Preference Stock"); three million (3,000,000) shares of Subordinated Serial

Preferred Stock without nominal or par value (hereinafter sometimes called "Serial Preferred Stock"); five million (5,000,000) shares of Subordinated Cumulative Preferred Stock without nominal or par value (hereinafter sometimes called "Cumulative Preferred Stock"); and five million (5,000,000) shares of Employees' Subordinated Convertible Preferred Stock without nominal or par value (hereinafter sometimes called "Employees' Preferred Stock"). The Subordinated Preference Stock shall consist of three separate classes (such separate classes being herein for convenience sometimes referred to as "Series") designated Subordinated Cumulative Convertible Preference Stock, Series A (hereinafter sometimes called "Series A Subordinated Preference Stock") of which sixty eight thousand nine hundred forty three (68,943) shares have been authorized; Subordinated Cumulative Convertible Preference Stock, Series B (hereinafter sometimes called "Series B Subordinated Preference Stock") of which one hundred sixty one thousand three hundred seventy six (161,376) shares have been authorized; and Subordinated Cumulative Convertible Preference Stock, Series C (hereinafter sometimes called "Series C Subordinated Preference Stock") of which two hundred sixty nine thousand two hundred ninety one (269,291) shares have been authorized. The Serial Preferred Stock shall consist of such number of classes (such separate classes being herein for convenience sometimes referred to as "Series") containing such number of shares and having such distinctive designations and provisions as the Board of Directors, acting pursuant to the power delegated to them by the stockholders in accordance with Section 48-16-102 of the Tennessee Business Corporation Act as set forth in Section (5) of Part C-I of this Article Sixth, shall determine.

                  No holder of any class of stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any class of stock of the Corporation now authorized or hereafter authorized by or pursuant to any amendment to the charter of the Corporation, or of any bonds, certificates of indebtedness, debentures, or other securities convertible into or evidencing rights to purchase or subscribe for any stock of the Corporation; and any stock now authorized or any such additional authorized issue of any stock or any securities convertible into or evidencing rights to purchase or subscribe for stock may be issued and disposed of by the Board of Directors to such firms, persons, corporations or associations for such consideration and upon such terms and in such manner as the Board of Directors may in their discretion determine without offering any thereof on the same terms, or on any terms, to the stockholders, or to any class of stockholders. The Board of Directors shall have authority to the extent permitted by law to determine that only a part of the consideration which shall be received by the Corporation for any of the shares of its stock which it shall issue from time to time shall be capital.

                  The preferences, restrictions and qualifications applicable to the Convertible Preferred Stock, all classes or Series of the Subordinated Preference Stock, all classes or Series of the Serial Preferred Stock, the Cumulative Preferred Stock, the Employees' Preferred Stock and Common Stock are as follows:

                PART A -- CUMULATIVE CONVERTIBLE PREFERRED STOCK

         (1) DIVIDENDS. The holders of shares of Convertible Preferred Stock shall be entitled to receive dividends at the rate of $4.50 per share per annum, when and as declared by the Board of Directors, before any dividends are paid on the Subordinated Preference Stock of any Series, Serial Preferred Stock of any Series, Cumulative Preferred Stock, or the Common Stock. Such dividends shall be payable quarterly on the last days of January, April, July and October of each year and shall be cumulative from the initial date on which shares are issued.

                  Dividends on the Convertible Preferred Stock shall be cumulative so that if, for any previous or then current dividend period, dividends (whether or not earned) shall not have been paid, or declared and set apart for payment, upon all outstanding shares of Convertible Preferred Stock, the deficiency shall be fully paid, or declared and set apart for payment, before any dividends are paid or declared upon the Subordinated Preference Stock of any Series, Serial Preferred Stock of any Series, Cumulative Preferred Stock, or the Common Stock. Accumulated dividends shall not bear interest. Subject to the provisions of this Part A, whenever full cumulative dividends on the Convertible Preferred Stock for all previous dividend periods and for any then current dividend period shall have been paid, or declared and set apart for payment, the Board of Directors may declare, subject to the other provisions of this Article Sixth, dividends upon the Subordinated Preference Stock, Serial Preferred Stock, Cumulative Preferred Stock and the Common Stock payable then or thereafter, and no holder of any shares of Convertible Preferred Stock, as such, shall be entitled to share therein.

         (2) LIQUIDATION. Upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the Convertible Preferred Stock shall be entitled to be paid from the assets (whether capital or surplus) of the Corporation the following amounts:

                  (i) upon involuntary dissolution, liquidation or winding up, $100 per share,

                  (ii) upon voluntary dissolution, liquidation or winding up, an amount per share equal to the redemption price prevailing on the date on which such dissolution shall have become legally effective or such liquidation or winding up shall have been authorized, plus, in every case, an amount equal to all accumulated and unpaid dividends accrued to the date fixed for final distribution to such holders, whether or not earned or declared, before any payment or distribution shall be made to the holders of the Subordinated Preference Stock of any Series, Serial Preferred Stock of any Series, Cumulative Preferred Stock, Employees' Preferred Stock, or the Common Stock. After payment in full of such amounts to the holders of the Convertible Preferred Stock, the holders of the Convertible Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Corporation and the same shall be distributed to the holders of the Subordinated Preference Stock, Serial Preferred Stock, Cumulative Preferred Stock, Employees' Preferred Stock, and the Common Stock in accordance with their respective rights hereunder.

         (3) REDEMPTION. Subject to the restrictions set forth in this Section
(3), the Corporation may at any time redeem the Convertible Preferred Stock, or any part thereof, either at the option of the Board of Directors or pursuant to the sinking fund provided for in Section (5) of this Part A at the then applicable redemption price plus an amount equal to all accumulated and unpaid dividends accrued to the redemption date on the shares redeemed, whether or not earned or declared, provided, however that not less than 30 nor more than 60 days prior to the date fixed for redemption, a notice specifying the time and place of redemption and the redemption price shall be given to the holders of record of the Shares to be redeemed by publication of such notice in one newspaper published and of general circulation in the City of Nashville, Tennessee, and in one newspaper published and of general circulation in the Borough of Manhattan, the City of New York, and by mailing such notice to such holders at their addresses, if any, as the same appear upon the stock registry books; provided, however, that if all shares of Convertible Preferred Stock are to be redeemed, no failure so to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of such redemption.

                  The redemption price of shares of Convertible Preferred Stock redeemed at the option of the Board of Directors shall be $104.50 per share if redeemed on or prior to January 31, 1968; $103.50 per share if redeemed after January 31, 1968, but on or prior to January 31, 1973; $102.50 per share if redeemed after January 31, 1973, but on or prior to January 31, 1978; $101.50 if redeemed after January 31, 1978, but on or prior to January 31, 1983; and $100.00 per share if redeemed thereafter. The redemption price of shares of Convertible Preferred Stock redeemed pursuant to the Sinking Fund provided for in Section (5) of this Part A shall be $100.00 per share.

                  If less than all outstanding shares of Convertible Preferred Stock are to be redeemed and except as otherwise hereinafter required by the provisions of this Section (3), the shares to be redeemed may be selected by the Board of Directors by lot or in any other manner which the Board of Directors in its unrestricted discretion may deem to be fair and, in such case, the notice of redemption mailed as aforesaid shall inform each registered holder of shares called for redemption of the total number of shares registered in his name that have been called for redemption, but the notice of redemption to be published as aforesaid need not contain such information. At any time after notice of redemption shall have been given as hereinabove provided, or after the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable authorization to give or complete the giving of such notice, the Corporation may deposit authorization to give or complete the giving of such notice, the Corporation may deposit or cause to be deposited in trust, to be applied to the redemption of the shares of Convertible Preferred Stock so called for redemption, with a bank or trust company organized and doing business under the laws of the United States of America or the State of New York and having capital, surplus and undivided profits aggregating at least Ten Million Dollars ($10,000,000) and having its principal office in the Borough of Manhattan, the City of New York, the aggregate amount to be paid on redemption to the holders of the shares so to be redeemed upon surrender of the certificates for such shares; and upon the deposit of such money as aforesaid, or, if no such deposit is made then, from and after said redemption date, unless default is made in the payment of the redemption price when due, the shares so called for redemption shall cease to be outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no interest in or claim against the Corporation with respect to such shares other than to receive such moneys on or after the date fixed for redemption as aforesaid from the said bank or trust company or from the Corporation, as the case may be, without interest thereon, upon surrender of their certificates (with endorsement thereof if required). In case any holder of shares of Convertible Preferred Stock which shall have been called for redemption shall not, within six (6) years after any such deposit, have claimed the amount deposited with respect to the redemption thereof, such bank or trust company, upon demand, shall pay over to the Corporation such unclaimed amount and shall thereupon be relieved of all responsibility in respect thereof to such holder, and such holder shall look only to the Corporation for the payment thereof. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

                  So long as any shares of Convertible Preferred Stock remain outstanding, all shares of Convertible Preferred Stock redeemed pursuant to the provisions of this Section (3), either at the option of the Board of Directors or pursuant to the Sinking Fund provided for in Section (5) of this Part A, or for which credit shall have been taken against such Sinking Fund, or surrendered upon conversion pursuant to Section (6) of this Part A and all shares of any other class of stock ranking equally as to dividends or assets with the Convertible Preferred Stock purchased or redeemed at the option of the Board of Directors or pursuant to the provisions of any sinking fund or purchase or redemption account for the purchase or redemption of such shares or for which credit shall have been taken against any such sinking fund, purchase or redemption account, or surrendered in exchange for shares of Convertible Preferred Stock, shall be cancelled and shall not thereafter be reissued or sold or otherwise disposed of. The Corporation agrees, subject to obtaining any necessary vote of stockholders, from time to time, to effect the retirement of all such shares and to reduce the amount of its authorized capital stock accordingly.

                  If at any time the Corporation shall have failed to pay dividends in full on all shares of Convertible Preferred Stock and any class of stock of the Corporation ranking as to dividends or assets equally with the Convertible Preferred Stock, or shall be in default in respect of its obligations under any sinking fund or purchase or redemption account for the purchase or redemption of Convertible Preferred Stock or any such pari passu stock, then, and until all arrearages of such dividends for all preceding dividend periods and for any current dividend period or periods shall have been paid or declared and set apart for payment and all such defaults under such sinking funds or purchase or redemption accounts shall have been remedied, neither the Corporation or any subsidiary shall purchase or redeem, at the option of the Board of Directors or pursuant to the provisions of any such sinking fund or purchase or redemption account (except, if all such dividend arrearages shall then have been paid or provided for, to the extent required to cure such defaults in such sinking funds or purchase or redemption accounts, in amounts proportionate to the amounts due respectively thereunder) or otherwise acquire for value any shares of Convertible Preferred Stock or any class of stock of the Corporation ranking as to dividends or assets equally with or junior to the Convertible Preferred Stock and the Corporation shall not declare or pay any dividend or make any other distribution on any shares of such junior stock.

         (4) VOTING POWERS. (a) Except as herein or by statute specifically provided, the holders of Convertible Preferred Stock shall have no voting powers, nor shall they be entitled to notice of any meeting of stockholders of the Corporation. If at any time the Corporation shall be in arrears in dividends on any shares of Convertible Preferred Stock in an amount equal to four full quarterly dividends thereon, then, until all arrearages of dividends accumulated on all shares of Convertible Preferred Stock for all preceding and the then current dividend periods shall have been paid or declared and set apart for payment, or if at any time the Corporation shall be in default with respect to the sinking fund redemption requirements of Section (5) of this Part A, then, until such requirement has been complied with, and no longer, the holders of the Convertible Preferred Stock, voting separately as a class, shall have the sole right, to the exclusion of any other class of stock, at all annual and special meetings of the stockholders of the Corporation at which directors are to be elected, to vote for and elect two (2) directors. At all annual or special meetings for election of directors so long as such right to elect directors shall continue, the holders of the Convertible Preferred Stock, voting separately as a class, shall vote for and elect the directors which they are entitled to elect as aforesaid, and thereafter the holders of the Common Stock and of any other stock of the Corporation having voting powers, in accordance with their respective rights, shall vote for and elect the remaining directors. At any meeting of the stockholders at which the holders of the Convertible Preferred Stock shall have the right to vote, they shall have one vote for each share. The holders of the Convertible Preferred Stock shall be entitled to notice of any meeting of the stockholders called for the election of directors at which such holders shall be entitled to vote as in this Section (4) provided, and at any such election the holders of the shares of Convertible Preferred Stock represented at the meeting shall constitute a quorum for the election of the directors whom the holders of shares of Convertible Preferred Stock are entitled to elect, and a plurality of all votes of the Convertible Preferred Stock represented at the meeting shall be sufficient to elect such directors.

                  Whenever all arrearages of dividends on the Convertible Preferred Stock as aforesaid shall have been paid or declared and set apart for payment, and all redemptions required by the Sinking Fund provided for in Section (5) of this Part A have been made or funds sufficient for such purposes have been deposited in accordance with the provisions of Section (3) of this Part A, all powers of the holders of the Convertible Preferred Stock to vote for directors shall terminate and the terms of office of all directors elected by them shall forthwith automatically come to an end.

                  If the date upon which such right of the holders of the Convertible Preferred Stock shall become vested shall be more than one hundred twenty days preceding the date of the next ensuing annual meeting of stockholders as fixed by the Bylaws of the Corporation, the President of the Corporation shall, as promptly as practicable after delivery to the Corporation at its principal office of a request to such effect signed by the holders of at least five percent (5%) of the Convertible Preferred Stock then outstanding, call a special meeting of the holders of the stock of the Corporation entitled to vote for the election of directors, to be held within fifty days after the delivery of such request, for the purpose of electing a new Board of Directors to serve until the next annual meeting and until their successors shall be elected and shall qualify. Notice of such meeting shall be mailed to each such stockholder not less than ten days prior to the date of such meeting. The term of office of all directors of the Corporation shall terminate at the time of any such meeting held for the purpose of electing a new Board of Directors, notwithstanding that the term for which such directors had been elected shall not then have expired.

                  Whenever the holders of Convertible Preferred Stock shall be entitled to elect two directors, any holder of such Convertible Preferred Stock shall have the right, during regular business hours, in person or by duly authorized representative, to examine and to make transcripts of the stock records of the Corporation for the Convertible Preferred Stock for the purpose of communicating with other holders of such Convertible Preferred Stock with respect to the exercise of such right of election.

                  If, during any interval between annual meetings of stockholders for the election of directors and while the holders of the Convertible Preferred Stock shall be entitled to elect two directors, the number of directors in office who have been so elected by the holders of the Convertible Preferred Stock or who succeeded a director so elected shall, by reason of resignation, death or removal, be less than two, such vacancy shall be filled by vote of the remaining director then in office who was elected by vote of the holders of the Convertible Preferred Stock or succeeded a director so elected or, if there be no such remaining director then in office or if such vacancy or vacancies be not so filled within forty days after the creation thereof, the President of the Corporation shall promptly call a special meeting of the holders of the Convertible Preferred Stock and such vacancy or vacancies shall be filled by vote at such special meeting.

                  Any director elected by the holders of the Convertible Preferred Stock or who succeeded a director so elected may be removed from office by vote of the holders of a majority of the shares of such stock. A special meeting of the holders of shares of such stock may be called by a majority vote of the Board of Directors for the purpose of removing such a director. The President of the Corporation shall, as promptly as practicable after delivery to the Corporation at its principal office of a request to such effect signed by the holders of at least five percent (5%) of the outstanding shares of Convertible Preferred Stock, call a special meeting of the holders of such stock for such purpose to be held within fifty days after the delivery of such request.

                  (b) So long as any Convertible Preferred Stock shall be outstanding, the Corporation shall not without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of all shares of Convertible Preferred Stock at the time outstanding (but may do so with such vote when so authorized by its Board of Directors and also by vote of the holders of any other class of stock which may then be required) (i) authorize or create or increase the authorized amount of any stock ranking as to dividends or assets prior to the Convertible Preferred Stock or any security convertible into or exchangeable for or carrying rights to purchase any such prior stock, or (ii) otherwise alter, change or cancel any of the provisions, preferences, rights or powers of any shares of Convertible Preferred Stock in any manner which will adversely affect any shares of Convertible Preferred Stock then outstanding.

                  (c) So long as any Convertible Preferred Stock shall be outstanding, the Corporation shall not without the affirmative vote of the holders of at least fifty percent (50%) of all shares of Convertible Preferred Stock at the time outstanding (but may do so with such vote when so authorized by its Board of Directors and also by vote of the holders of any other class of stock which may then be required) (i) authorize or create or increase the authorized amount of any other class of stock ranking as to dividends or assets equally with the Convertible Preferred Stock or any security convertible into or exchangeable for or carrying rights to purchase any such pari passu stock, or increase the authorized amount of the Convertible Preferred Stock or (ii) merge or consolidate with or into any other corporation or transfer or lease its property and assets as an entirety or substantially as an entirety; provided, however, that this restriction shall to apply to, nor shall it operate to prevent, the consolidation or merger of the Corporation with or into another corporation if none of the provisions, preferences, rights or powers of the Convertible Preferred Stock or the holders thereof will be adversely affected thereby and if the corporation resulting from or surviving such consolidation or merger is a corporation organized under the laws of the United States of America or any state thereof and operating primarily in the United States of America, and will have authorized and outstanding, after such consolidation or merger, no stock of any class or other securities ranking prior to or on a parity with the Convertible Preferred Stock (except the same number of shares of stock and the same amount of other securities with the same rights and preferences as the stock and securities of the Corporation authorized and outstanding immediately preceding such consolidation or merger) and if each holder of Convertible Preferred Stock at the time of such consolidation or merger will receive or retain the same number of shares, with the same provisions, preferences, rights and powers, of the resulting or surviving corporation as he held of the Convertible Preferred Stock.

         (5) SINKING FUND. (a) On December 31, 1974, and on each December 31 thereafter until all outstanding shares of Convertible Preferred Stock have been redeemed, the Corporation will redeem at the Sinking Fund redemption price stated in Section (3) of this Part A a number of shares of Convertible Preferred Stock equal to five percent (5%) of the number of shares of Convertible Preferred Stock outstanding on December 31, 1973, each such redemption to be made upon the notice and with the effect specified in Section (3) of this Part A; provided, however, that the Corporation may at its option and on a cumulative basis credit against such required redemption shares of Convertible Preferred Stock which have been (1) converted into shares of Common Stock or (2) purchased or redeemed other than pursuant to the Sinking Fund after December 31, 1973, and not previously credited against such required redemptions.

                  (b) The Corporation shall in no event be obligated to apply to the redemption of Convertible Preferred Stock any funds not legally available therefor under the laws of the State of Tennessee but any such redemptions so deferred shall be made promptly after, and to the full extent that, any funds of the Corporation become legally available for such purpose thereafter. If at any time the Corporation shall, for any reason, have failed to effect the redemption pursuant to Paragraph (a) of this Section (5) of the total number of shares of Convertible Preferred Stock theretofore required to be redeemed by the provisions of such paragraph, the Corporation shall be deemed to be in default in its Sinking Fund obligations for the purposes of Sections (3) and (4) of this Part A.

         (6) CONVERSION. (a) At the option of the holder thereof, each share of Convertible Preferred Stock may be converted at any time on or prior to the date fixed for the redemption thereof into a number of fully paid and nonassessable shares of Common Stock of the Corporation determined by dividing $100 by the conversion price per share of Common Stock in effect at the time of such conversion.

                  (b) The initial conversion price per share of Common Stock for the conversion of shares of the Convertible Preferred Stock shall be $40.00. Such conversion price shall be subject to adjustment from time to time as follows:

                  (1) Except as provided in Subsection (b)(3) of this Section
(6), if the Corporation shall issue or sell any shares of Common Stock for a consideration per share less than the conversion price in effect at the time of issue, or without consideration, the conversion price shall forthwith be adjusted to a price determined by dividing:

                           (i) an amount equal to the sum of (1) the number of
                  shares of Common Stock outstanding on the date of initial issue of shares of Convertible Preferred Stock, multiplied by the initial conversion price determined by the Board of Directors as above provided, plus (2) the sum of the consideration, if any, received by the Corporation upon such issuance or sale of common stock and the aggregate consideration received by the Corporation (computed as herein provided) for all other shares of its Common Stock issued after the date of initial issue of shares of Convertible Preferred Stock, up to the time of such issuance or sale, minus (3) the aggregate amount of all dividends and other distributions paid or made on the Common Stock after the date of initial issue of the Convertible Preferred Stock, other than in cash out of the earned surplus of the Corporation or in Common Stock or options or rights to subscribe for Common Stock, by

                           (ii) the number of shares of Common Stock outstanding
                  immediately after such issuance or sale including shares held in the Corporation's treasury.

Except as provided in Subsection (b)(3) of this Section, upon each such subsequent issue and sale of shares of Common Stock of the Corporation for a consideration per share less than the conversion price in effect at the time of issue, or without consideration, then the conversion price as so adjusted shall be forthwith adjusted in the same manner as specified above. Adjustments resulting from the issuance of additional shares of Common Stock shall require a change in the conversion price only when and each time the accumulative net effect of all such adjustments not theretofore taken into account would cause the conversion price then in effect to be reduced by 25 cents per share or more. Notwithstanding the foregoing provisions, no adjustment of the conversion price shall be made if, under the terms thereof, the adjusted conversion price as so computed would equal or exceed the conversion price in effect at the time of such issue.

                  For the purpose of this subsection, the following provisions shall be applicable:

                  (A) In the case of issuance or sale of shares of Common Stock for cash, the consideration shall be deemed to be the cash proceeds received by the Corporation before deducting any usual and customary commissions or other expenses incurred in connection therewith.

                  (B) In the case of issuance or sale of shares of Common Stock (otherwise than upon conversion or exchange of securities by their terms convertible or exchangeable into Common Stock) for a consideration other than cash, the amount of such consideration shall be deemed to be the fair value thereof (as determined by the Board of Directors of the Corporation) irrespective of the accounting treatment thereof. In the case of any dividend or distribution on the Common Stock, other than in cash or Common Stock or options or rights to subscribe for Common Stock, the amount of such dividend or distribution shall be deemed to be the fair value thereof (as determined by the Board of Directors of the Corporation) irrespective of the accounting treatment thereof.

                  (C) In the case of issuance of shares of Common Stock as a stock dividend, the shares shall be deemed to have been issued without consideration at the close of business on the dividend record date. If no dividend record date is fixed, the last business day preceding the first day during which the transfer books of the Corporation shall be closed in connection with the dividend shall be treated as the dividend record date. For the purposes of this Section (6), a stock dividend shall consist of a distribution of Common Stock of the Corporation in connection with which the Corporation shall capitalize earned surplus in an amount approximately equal to the market value of such Common Stock at the date of declaration. Any other dividend in Common Stock of the Corporation shall be considered a subdivision of its outstanding shares of Common Stock under subsection (b)(2) and adjustment shall be made under subsection (b)(2) accordingly.

                  (D) If the Corporation shall have outstanding options or rights to subscribe for shares of Common Stock or shall have outstanding any securities by their terms convertible into or exchangeable for shares of Common Stock (excluding shares which may be issued or sold pursuant to subsection (b)(3) without the reduction of the conversion price);

                           (i) the aggregate number of shares of Common Stock
                  deliverable under such options or rights shall be considered to be outstanding and to have been issued or sold at the time such options or rights were issued and the maximum number of shares of Common Stock initially deliverable upon conversion of or in exchange for any such convertible or exchangeable securities shall be considered to be outstanding and to have been issued or sold at the time of issuance or sale of such securities; and the conversion price shall be adjusted upon the issue of any such options, rights or securities in accordance with this subsection (b) and in such adjustment and for the purposes of all computations under this subsection (b) the consideration for any such shares of Common Stock considered to be outstanding shall be considered to be (x) in the case of options or rights, the minimum purchase price provided in such options or rights, plus the consideration, if any, received by the Corporation for such rights; and (y) in the case of convertible or exchangeable securities, the consideration, if any, received for such securities before deducting usual and customary commissions and expenses in connection with the sale thereof plus the minimum additional consideration receivable by the Corporation upon the conversion or exchange, in each case computing such consideration in the manner provided by paragraphs (A) and (B) above; provided, that there shall be excluded from any such computation any share of Common Stock so issuable and the consideration so considered to have been received therefor where such consideration for such share amounts to more than the conversion price immediately prior to the computation;

                           (ii) on the expiration of such options or rights, or
                  the termination of such right to convert or exchange, the conversion price shall forthwith be adjusted to reflect the fact that such options or rights are no longer outstanding or the termination of such right to convert or exchange; and

                           (iii) in the event that, prior to the expiration of
                  such options or rights or the termination of such right to convert or exchange, the consideration payable on the issuance, sale or delivery of the shares of Common Stock shall increase or decrease, or the number of shares of Common Stock shall increase or decrease, or the number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable security shall increase or decrease, the conversion price shall forthwith be readjusted to such conversion price as would have been obtained had the adjustment made upon issuance of such options, rights or convertible or exchangeable securities been made upon the basis of such increased or decreased consideration payable or increased or decreased number of shares deliverable.

                  (E) In the case of issuance of shares of Common Stock (i) on the exercise of options or rights the consideration for such shares shall be considered to be the consideration received by the Corporation for such options or rights plus the additional consideration received by the Corporation on exercise and (ii) on conversions of securities of the Corporation convertible into shares of Common Stock of the Corporation the consideration for such shares shall be considered to be the consideration received by the Corporation for such convertible securities before deducting usual and customary commissions and expenses in connection with the sale thereof and the additional consideration, if any, received by the Corporation on such conversion; in each case computing such consideration in the manner provided in paragraphs (A) and (B) above.

                  (2) If the Corporation shall, after January 7, 1963 (i) subdivide its outstanding shares of Common Stock; (ii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iii) issue by reclassification of its shares of Common Stock any shares of the Corporation, the conversion price shall be immediately proportionately adjusted and the conversion price recomputed so that the holder of any Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation which he would have owned or have been entitled to receive after the happening of the events described above, had such Convertible Preferred Stock been converted immediately prior to such event. Such adjustments shall become effective immediately after the close of business on the effective or record date of or for any such event.

                  (3) For the purpose of subsection (b)(1), the consideration received or to be received on account of the issuance

                  (A) of shares of Common Stock on conversion of the Convertible Preferred Stock;

                  (B) of a maximum of 400,000 shares of Common Stock on the exercise of stock options heretofore or hereafter issued which constitute Restricted Stock Options for the purpose of Section 421 of the Internal Revenue Code of 1954 or any substantially similar provisions of the Internal Revenue Code in effect at the time such options are granted, or sold to employees under the Corporation's various employee stock purchase plans at a sale price not less than 90% of the average market value during the Calendar month preceding the sale;

                  (C) of a maximum of 161,397 shares of Common Stock in connection with the acquisition of capital stock or assets of Flagg-Utica Corporation and The Gidding Company;

                  (D) of shares of Common Stock on conversion of the Corporation's 4 3/4% Convertible Subordinated Notes due July 31, 1982;

                  (E) of shares of Common Stock issued by way of dividend or other distribution on shares of Common Stock which may be issued pursuant to the foregoing clauses (A), (B), (C) and (D) or this clause
         (E) or on shares of Common Stock resulting from any subdivision or combination of shares of Common Stock so issued;

and the shares of Common Stock so issued shall be disregarded and not be included in the computation thereunder.

                  (c) In the event of any capital reorganization or classification of the Common Stock of the Corporation (except those for which provision is made in subsection (b)(2)), or the consolidation or merger of the Corporation into or with another corporation, or the sale, conveyance, lease or other transfer by the Corporation of all or substantially all of its property to any other corporation, pursuant to which the then outstanding shares of Common Stock become exchangeable for other shares of stock or securities or cash or other property, the holders of Convertible Preferred Stock shall have the right thereafter to convert the shares of Convertible Preferred Stock into the kind and amount of shares or stock, other securities, cash or property receivable upon such reorganization, reclassification, consolidation, merger or transfer by a holder of the number of shares of Common Stock of the Corporation into which such shares might have been converted immediately prior to such reorganization, reclassification, consolidation, merger or transfer, at the conversion price in effect immediately preceding such reorganization, reclassification, consolidation, merger or transfer. Such right shall be subject to further future adjustments of the conversion price which are as nearly equivalent as may be practicable to the adjustment provided in subsection (b). The above provisions of this subsection (c) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or transfers.

                  (d) Whenever the conversion price of shares of Common Stock issuable on conversion of the Convertible Preferred Stock shall be adjusted pursuant to any of the provisions hereof, the Corporation shall forthwith cause to be published at least once in a daily newspaper of general circulation in the Borough of Manhattan, City and State of New York and cause to be mailed to the holders of the outstanding shares of Convertible Preferred Stock, at their respective addresses appearing on the stock registry books of the Corporation, a notice setting forth the adjustment in such conversion price and shall also file with the transfer agency for the Convertible Preferred Stock in said City and in the City of Nashville, Tennessee, a copy of such notice and a statement showing in reasonable detail the facts upon which such adjustment is based. All calculations under this Section (6) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  (e) Such option to convert may be exercised by surrendering to the Corporation for such purpose at its transfer agency for the Convertible Preferred Stock in the City of Nashville, Tennessee or in the Borough of Manhattan, City and State of New York (which transfer agency shall be maintained by the Corporation so long as any shares of Convertible Preferred Stock are outstanding), the certificates for the shares of Convertible Preferred Stock so to be converted properly endorsed in blank or accompanied by proper instruments of assignment. Upon the conversion of any shares of Convertible Preferred Stock into Common Stock, no adjustment shall be made for dividends on the Convertible Preferred Stock payable to holders of record after the date of surrender of such shares for conversion or for dividends payable to holders of Common Stock of record prior to the date of surrender for conversion. Shares shall be deemed to have been converted immediately prior to the close of business on the day of surrender of said shares for conversion and the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock at such time. In case shares of Convertible Preferred Stock are called for redemption, the right to convert such shares shall cease and terminate at the close of business on that date fixed for redemption, unless default shall be made in payment of the redemption price.

         (f) No fractional shares or scrip representing fractional shares shall be issued upon conversion of any share of Convertible Preferred Stock. If the conversion of any share of Convertible Preferred Stock results in a fractional share of Common Stock, an amount equal to such fractional share multiplied by the value of one share of the Common Stock on the conversion date shall be paid to the holder in cash. Such value shall be the last sales price, regular way, of the Common Stock of the Corporation on the New York Stock Exchange (or such other exchange on which such stock shall be listed) on the conversion date or, in case no sale takes place on such date, the average of the closing bid and asked prices, regular way, on such exchange on such date or, if such stock shall not then be listed on any exchange, the market price per share (as determined by the Board of Directors) at the close of business on the conversion date. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock for the purpose of effecting the conversion of the shares of Convertible Preferred Stock, the full number of shares of Common Stock then deliverable upon conversion of all shares of Convertible Preferred Stock then outstanding. The Corporation covenants that all shares of Common Stock issued upon conversion of Convertible Preferred Stock will, upon issue, be legally issued and will be fully paid and nonassessable and that the Corporation will take no action which will reduce the conversion price below the then par value of the Common Stock.

         (g) In case (i) the Corporation shall declare a dividend or other distribution on its Common Stock payable otherwise than in cash out of its earned surplus, or (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights, or (iii) of any reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock) or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required or of the sale or transfer of the property and assets of the Corporation as an entirety or substantially as an entirety, or (iv) of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then the Corporation shall cause to be mailed by a transfer agency for the Convertible Preferred Stock to the holders of record of such stock, at least twenty days (or ten days in any case specified in clause (i) or clause (ii) above) prior to the applicable record date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of such dividend, distribution or rights or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities or other property deliverable thereupon.

         (h) For the purposes of this Section (6), the sale by the Corporation of shares of Common Stock held in its treasury which were acquired after the date of initial issue of shares of Convertible Preferred Stock shall not be considered an issuance or sale of shares of Common Stock and the consideration received on any such sale shall be disregarded.

                 PART B-I -- SUBORDINATED CUMULATIVE CONVERTIBLE
                     PREFERENCE STOCK -- GENERAL PROVISIONS

         (1) DIVIDENDS. The holders of shares of Subordinated Preference Stock of each Series shall be entitled, before any dividends are declared or paid on the Serial Preferred Stock of any Series, or on the Cumulative Preferred Stock or on the Common Stock, but subject to the prior rights of the Convertible Preferred Stock to dividends and to the sinking fund provisions with respect thereto, to receive dividends, when and as declared by the Board of Directors, at the respective rates hereinafter set forth in Parts B-II, B-III and B-IV of this Article Sixth. Such dividends shall be payable quarterly on the last days of January, April, July and October. Dividends with respect to each Series of Subordinated Preference Stock shall be cumulative from such date or dates as shall have been fixed with respect to such Series as hereinafter provided.

                  The Series A Subordinated Preference Stock shall be prior in right to dividends to the Series B Subordinated Preference Stock and the Series C Subordinated Preference Stock; the Series B Subordinated Preference Stock shall be prior in right to dividends to the Series C Subordinated Preference Stock. Thus, no dividends shall be declared on any outstanding shares of Series C Subordinated Preference Stock in respect of any dividend period unless there shall likewise be or have been declared on all shares of Series A Subordinated Preference Stock and Series B Subordinated Preference Stock at the time outstanding full cumulative dividends at the respective annual dividend rates fixed therefor as hereinafter provided; and no dividends shall be declared on any outstanding shares of Series B Subordinated Preference Stock in respect of any dividend period unless there shall likewise be or have been declared on all shares of Series A Subordinated Preference Stock at the time outstanding full cumulative dividends at the annual dividend rate fixed therefor as hereinafter provided, in each case for all previous dividend periods and for any then current dividend period.

                  Dividends with respect to each Series of Subordinated Preference Stock shall be cumulative so that if, for any previous or then current dividend period, dividends shall not have been paid, or declared and set apart for payment, upon all outstanding shares of such Series of Subordinated Preference Stock at the rate per annum fixed and determined for the shares of such Series as hereinafter set forth, the deficiency shall be fully paid, or declared and set apart for payment, before any dividends are paid or declared upon any subordinate Series of Subordinated Preference Stock or upon any Series of Serial Preferred Stock, or upon the Cumulative Preferred Stock or upon the Common Stock. Accumulated dividends shall not bear interest. Whenever full cumulative dividends on all Series of Subordinated Preference Stock for all previous dividend periods and for any then current period or periods shall have been paid, or declared and set apart for payment, the Board of Directors may declare dividends upon the Serial Preferred Stock of any Series, the Cumulative Preferred Stock or the Common Stock, payable then or thereafter, and no holder of any shares of any Series of Subordinated Preference Stock, as such, shall be entitled to share therein.

         (2) LIQUIDATION. Upon any dissolution, liquidation or winding up of the Corporation, the holders of each Series of Subordinated Preference Stock shall be entitled to be paid from the assets (whether capital or surplus) of the Corporation, subject to and after prior payment of the amounts payable with respect to the Convertible Preferred Stock, the amounts hereinafter set forth in Parts B-II, B-III and B-IV of this Article Sixth, plus in every case an amount equal to all accumulated and unpaid dividends accrued to the date fixed for final distribution to such holders, whether or not earned or declared, before any payment or distribution shall be made to the holders of the Serial Preferred Stock of any Series, Cumulative Preferred Stock, Employees' Preferred Stock or the Common Stock.

                  If, in the event of any such dissolution, liquidation or winding up, the assets of the Corporation are not sufficient to pay in full to the holders of shares of all Series of Subordinated Preference Stock the respective amounts which shall have been fixed and determined with respect thereto as hereinafter provided, no payment shall be made to the holders of the Series C Subordinated Preference Stock unless and until all amounts payable to the holders of the Series A Subordinated Preference Stock and the Series B Subordinated Preference Stock have been discharged in full, and no payments shall be made to the holders of the Series B Subordinated Preference Stock unless and until all amounts payable to the holders of the Series A Subordinated Preference Stock have been discharged in full. After payment in full of such amounts to the holders of each Series of Subordinated Preference Stock, such shareholders, as such, shall have no right or claim to any of the remaining assets of the Corporation, and the same shall be distributed among the holders of the Serial Preferred Stock of any Series, the Cumulative Preferred Stock, the Employees' Preferred Stock and the Common Stock in accordance with their respective rights hereunder.

         (3) REDEMPTION. At the option of the Board of Directors, the Corporation, subject to the restrictions set forth in this Section (3) and subject to any restrictions hereinafter set forth in Parts B-II, B-III and B-IV of this Article Sixth, may at any time redeem the Subordinated Preference Stock, or any Series or part thereof, at the applicable redemption price hereinafter set forth in Parts B-II, B-III and B-IV of this Article Sixth, plus in every case an amount equal to all accumulated and unpaid dividends accrued to the redemption date on the shares redeemed, whether or not earned or declared; provided, however, that no less than 30 nor more than 60 days prior to the date fixed for redemption, a notice specifying the time and place of redemption and the redemption price shall be given to the holders of record of the shares to be redeemed by publication of such notice in one newspaper published and of general circulation in the City of Nashville, Tennessee, and in one newspaper published and of general circulation in the Borough of Manhattan, the City of New York, and by mailing such notice to such holders at their addresses, if any, as the same appear upon the stock registry books.

                  If less than all outstanding shares of Subordinated Preference Stock of any Series are to be redeemed, and except as otherwise hereinafter required by the provisions of this Section (3), the shares to be redeemed may be selected by the Board of Directors by lot or in any other manner which the Board of Directors in its unrestricted discretion may determine to be fair, and in such case the notice of redemption mailed as aforesaid shall inform each registered holder of shares called for redemption of the total number or proportion of shares registered in his name that have been called for redemption, but the notice of redemption to be published as aforesaid need not contain such information.

                  From and after the redemption date, unless default is made in the payment of the redemption price when due, the shares so called for redemption shall cease to be outstanding and the holders thereof shall cease to be stockholders with respect to such shares and shall have no interest in or claim against the Corporation with respect to such shares other than to receive the redemption price on and after the date fixed for redemption without interest thereon, upon surrender of their certificates with endorsement thereof if required. Shares of Subordinated

Preference Stock redeemed pursuant to this Section (3) shall be cancelled and shall not thereafter be reissued, sold or otherwise disposed of.

                  At any time after notice of redemption shall have been given as hereinabove provided, the Corporation may deposit or cause to be deposited in trust, to be applied to the redemption of the shares of Subordinated Preference Stock so called for redemption, with some bank or trust company organized and doing business under the laws of the United States of America or the State of New York and having capital surplus and undivided profits aggregating at least Ten Million Dollars ($10,000,000), and having its principal office in the Borough of Manhattan, City and State of New York, the aggregate amount to be paid on redemption to the holders of the shares so to be redeemed upon surrender of the certificates for such shares. In case any holder of shares of Subordinated Preference Stock which shall have been called for redemption shall not, within six (6) years after such deposit, have claimed the amount deposited with respect to the redemption thereof, such bank or trust company, upon demand, shall pay over to the Corporation such unclaimed amount and shall thereupon be relieved of all responsibility in respect thereof to such holder, and such holder shall look only to the Corporation for the payment thereof. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

                  If at any time the Corporation shall have failed to pay dividends in full on all shares of Subordinated Preference Stock of any Series outstanding and on all shares of Convertible Preference Stock and each other class of stock of the Corporation, including shares of Subordinated Preference Stock of other Series, ranking as to dividends or assets prior to or equally with the Subordinated Preference Stock of such Series, or shall be in default in respect of its obligations under any sinking fund or purchase or redemption account for the purchase or redemption of such Series of Subordinated Preference Stock and any such senior or pari passu stock, then and until all arrearages of such dividends for all preceding dividend periods and for any current dividend period or periods shall have been paid, or declared and set apart for payment, and all defaults under all such sinking funds or purchase or redemption accounts shall have been remedied, neither the Corporation nor any subsidiary shall purchase or redeem, at the option of the Board of Directors or pursuant to the provisions of any such sinking fund or purchase or redemption account (except, if all such dividend arrearages shall then have been paid or provided for, to the extent required to cure such defaults in such sinking funds or purchase or redemption accounts, in amounts proportionate to the amounts due respectively thereunder), or otherwise acquire for value any shares of Subordinated Preference Stock of such Series or any class of stock of the Corporation, including shares of Subordinated Preference Stock of other Series, ranking as to dividends or assets equally with or junior to the Subordinated Preference Stock of such Series, and the Corporation shall not declare or pay any dividend or make any other distribution on any shares of such junior stock.

         (4) CONVERSION. (a) At the option of the holder thereof, and at such time or times hereinafter set forth in Parts B-II, B-III and B-IV of this Article Sixth, each share of Subordinated Preference Stock may be converted into a number of fully paid and nonassessable shares of the Common Stock of the Corporation determined by dividing $100 by the conversion price per share of Common Stock in effect for the Subordinated Preference Stock of such Series at the time of such conversion.

                  (b) The initial conversion price for each series of Subordinated Preference Stock shall be as hereinafter set forth in Parts B-II, B-III and B-IV of this Article Sixth. Such conversion price shall be subject from time to time to such adjustments as may be occasioned by future issuances of securities of the Corporation to the extent and in the manner hereinafter set forth in Parts B-II, B-III and B-IV of this Article Sixth.

                  (c) In the event of any capital reorganization or reclassification of the Common Stock of the Corporation (except those for which provision is made pursuant to subsection (b)), or the consolidation or merger of the Corporation into or with another corporation, or the sale, conveyance, lease or other transfer by the Corporation of all or substantially all of its property to any other corporation, pursuant to which the then outstanding shares of Common Stock become exchangeable for other shares of stock or securities or cash or other property, the holders of the Subordinated Preference Stock of each Series shall have the right thereafter to convert such shares into the kind and amount of shares of stock, other securities, cash or property receivable upon such reorganization, reclassification, consolidation, merger or transfer by a holder of the number of shares of Common Stock of the Corporation into which such shares might have been converted immediately prior to such reorganization, reclassification, consolidation, merger or transfer, at the conversion price for such Series in effect immediately preceding such reorganization, reclassification, consolidation, merger or transfer. Such right shall be subject to further future adjustments of the conversion price for such Series which are as nearly equivalent as may be practicable to the adjustments provided pursuant to subsection (b). The above provisions of this subsection (c) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or transfers.

                  (d) Whenever the conversion price of shares of Common Stock issuable on conversion of the Subordinated Preference Stock of any Series shall be adjusted pursuant to any of the provisions hereof, the Corporation shall forthwith cause to be published at least once in a daily newspaper of general circulation in the Borough of Manhattan, City and State of New York, and cause to be mailed to the holders of the outstanding shares of Subordinated Preference Stock of such Series, at their respective addresses appearing on the stock registry books of the Corporation, a notice setting forth the adjustment in such conversion price and shall also file with the transfer agency, if any, for the Subordinated Preference Stock of such Series in said City and in the City of Nashville, Tennessee, a copy of such notice and a statement showing in reasonable detail the facts upon which such adjustment is based. All calculations under this Section (4) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  (e) Such option to convert may be exercised by surrendering to the Corporation for such purpose at its principal office or at its transfer agency, if any, for the Subordinated Preference Stock of such Series in the City of Nashville, Tennessee or in the Borough of Manhattan, City and State of New York, the certificates for the shares of Subordinated Preference Stock so to be converted properly endorsed in blank or accompanied by proper instruments of assignment. Upon the conversion of any shares of Subordinated

Preference Stock into Common Stock, no adjustment shall be made for dividends on the Subordinated Preference Stock payable to holders of record after the date of surrender of such shares for conversion or for dividends payable to holders of Common Stock of record prior to the date of surrender for conversion. Shares shall be deemed to have been converted immediately prior to the closing of business on the day of surrender of said shares for conversion and the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock at such time. In case shares of Subordinated Preference Stock are called for redemption, the right to convert such shares shall cease and terminate at the close of business on the date fixed for redemption, unless default shall be made in payment of the redemption price.

                  (f) No fractional shares or scrip representing fractional shares shall be issued upon conversion of any share of Subordinated Preference Stock. If the conversion of any share of Subordinated Preference Stock results in a fractional share of Common Stock, an amount in cash equal to such fraction multiplied by the value of one share of the Common Stock on the conversion date shall be paid to the holder. Such value shall be the last sales price, regular way, of the Common Stock of the Corporation on the New York Stock Exchange (or such other exchange on which such stock shall be listed) on the conversion date or, in case no sale takes place on such date, the average of the closing bid and asked prices, regular way, on such exchange on such date or, if such stock shall not then be listed on any exchange, the market price per share (as determined by the Board of Directors) at the close of business on the conversion date. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the shares of Subordinated Preference Stock, the full number of shares of Common Stock then deliverable upon conversion of all shares of Subordinated Preference Stock of each Series then outstanding. The Corporation covenants that all shares of Common Stock issued upon conversion of the Subordinated Preference Stock will, upon issue, be legally issued and will be fully paid and nonassessable by the Corporation and that the Corporation will take no action which will reduce the conversion price of any Series below the then par value of the Common Stock.

                  (g) In case (i) the Corporation shall declare a dividend or any other distribution on its Common Stock payable otherwise than in cash out of its earned surplus, or (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights, or (iii) of any reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock) or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required or of the sale or transfer of the property and assets of the Corporation as an entirety or substantially as an entirety, or (iv) of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then the Corporation shall mail or cause to be mailed to the holders of record of the Subordinated Preference Stock of each Series outstanding at least twenty days (or ten days in any case specified in clause (i) or clause (ii) above) prior to the applicable record date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of such dividend, distribution or rights or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities or other property deliverable thereupon.

                  (h) For the purposes of this Section (4), the sale by the Corporation of shares of Common Stock held in its treasury which were acquired after the date of initial issue of shares of Subordinated Preference Stock of any Series shall not be considered an issuance or sale of shares of Common Stock and the consideration received on any such sale shall be disregarded for purposes of determining the conversion price for such Series.

         (5) REDUCTION OF CAPITAL. Without limiting the generality of Article Eighth of the Certificate of Incorporation, the Board of Directors is expressly authorized from time to time to effect the reduction of the capital of the Corporation by redeeming or purchasing and retiring all or any outstanding shares of any Series of Subordinated Preference Stock pursuant to any provisions of this Article Sixth or any amendment thereto.

               PART B-II -- SERIES A SUBORDINATED PREFERENCE STOCK

         The Series A Subordinated Preference Stock, consisting of 68,943 shares without nominal or par value, shall have, in addition to the rights and preferences granted by law and by Part B-I of this Article Sixth, the following distinguishing characteristics, rights, privileges and immunities:

         (1) DIVIDENDS. Dividends shall be payable as hereafter provided on each outstanding share of Series A Subordinated Preference Stock at the rate of $4.25 per annum and shall be cumulative from February 1, 1967 and February 1, 1969 on shares which become convertible on April 15 of such years, respectively, and from May 1, 1968 and May 1, 1970 on shares which become convertible on April 15 of such years, respectively. Dividends shall not be payable with respect to any dividend period prior to the date that such dividends become cumulative.

         (2) REDEMPTION. The redemption price of shares of Series A Subordinated Preference Stock redeemed at the option of the Board of Directors shall be $100 per share. Only those shares which have been convertible for at least two years may be redeemed.

         (3) LIQUIDATION. The amount payable upon voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall be $100 per share.

         (4) CONVERSION. Each certificate representing shares of Series A Subordinated Preference Stock shall indicate the period during which such shares are convertible into Common Stock. Such periods and the number of such shares of Series A Subordinated Preference Stock which are then convertible are as follows:

                  (a) April 15, 1969 to April 14, 1972: 34,471 shares.

                  (b) April 15, 1970 to April 14, 1973: 34,472 shares.

         The initial conversion price per share of Common Stock for the conversion of shares into Series A Subordinated Preference Stock shall be $33.33. No adjustment will be made to the conversion price on account of subsequent issuances of securities except that, if the Corporation shall, after August 31, 1966, (i) issue shares as a stock dividend, or otherwise subdivide its outstanding shares of Common Stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iii) issue by reclassification of its shares of Common Stock any shares of the Corporation, the conversion price shall be immediately proportionately adjusted so that the holder of any Series A Subordinated Preference Stock thereafter surrendered for conversion in accordance with this Section (4) shall be entitled to receive the number of shares of the Corporation which he would have owned or have been entitled to receive after the happening of the events described above, had such Series A Subordinated Preference Stock been converted immediately prior to such event. Such adjustments shall become effective immediately after the close of business on the effective or record date of or for any such event.

         (5) VOTING POWERS. Each share shall be entitled to three votes on all matters.

              PART B-III -- SERIES B SUBORDINATED PREFERENCE STOCK

         The Series B Subordinated Preference Stock, consisting of 161,376 shares without nominal or par value, shall have, in addition to the rights and preferences granted by law and by Part B-I of this Article Sixth, the following distinguishing characteristics, rights, privileges and immunities:

         (1) DIVIDENDS. Dividends shall be payable on each outstanding share of Series B Subordinated Preference Stock at the rate of $6.00 per annum and shall be cumulative from the date of issuance thereof.

         (2) REDEMPTION. The redemption price of each share of Series B Subordinated Preference Stock redeemed at the option of the Board of Directors or pursuant to the Purchase Fund shall be $105 if redeemed on or after June 1, 1972 and before June 1, 1973; $104 before June 1, 1974; $103 before June 1, 1975; $102 before June 1, 1976; $101 before June 1, 1977; and $100 thereafter. No shares may be redeemed prior to June 1, 1972.

         (3) PURCHASE FUND. (a) On December 31, 1976, and on each December 31 thereafter on which any shares of Series B Subordinated Preference Stock are outstanding, the Corporation will offer to redeem at the then applicable redemption price stated in Section (2) of this Part B-III from each holder of Series B Subordinated Preference Stock a number of shares of Series B Subordinated Preference Stock equal to such stockholder's pro rata portion of five percent (5%) of the number of shares of Series B Subordinated Preference Stock issued by the Corporation, and upon tender by a stockholder of his shares and payment by the Corporation of the redemption price, such shares shall cease to be outstanding and shall be cancelled, and may not thereafter be reissued or sold or otherwise disposed of by the Corporation; provided, however, that the

Corporation may at its option and on a cumulative basis, credit against the number of shares it would otherwise be required to offer to redeem, shares of Series B Subordinated Preference Stock which shall have been (i) converted into shares of Common Stock or (ii) purchased, redeemed or otherwise acquired by the Corporation other than pursuant to the Purchase Fund and which have not previously been credited against such required redemptions. Such offers will remain open for a period of sixty days.

                  (b) The Corporation shall in no event be obligated to apply to the redemption of Series B Subordinated Preference Stock any funds not legally available therefor under the laws of the State of Tennessee but any such redemptions so deferred shall be made promptly after, and to the full extent that, any funds of the Corporation become legally available for such purpose thereafter. If at any time the Corporation shall, for any reason, have failed to effect the redemption pursuant to subsection (a) of this Section (3) of the total number of shares of Series B Subordinated Preference Stock theretofore required to be redeemed by the provisions of such subsection, the Corporation shall be deemed to be in default in its Purchase Fund obligations for the purposes of Section (3) of Part B-I.

         (4) LIQUIDATION. The amount payable upon voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall be $100 per share.

         (5) CONVERSION. The initial conversion price per share of Common Stock for the conversion of shares of Series B Subordinated Preference Stock shall be $41 2/3. No adjustment will be made to the conversion price on account of subsequent issuances of securities except that, if the Corporation shall after January 31, 1967, (i) issue shares as a stock dividend, or otherwise subdivide its outstanding shares of Common Stock, (ii) combine its outstanding shares of Common Stock into a small number of shares, or (iii) issue by reclassification of its shares of Common Stock any shares of the Corporation, the conversion price shall be immediately proportionately adjusted so that the holder of any Series B Subordinated Preference Stock thereafter surrendered for conversion in accordance with this Section (5) shall be entitled to receive the number of shares of the Corporation which he would have owned or have been entitled to receive after the happening of the events described above, had such Series B Subordinated Preference Stock been converted immediately prior to such event. Such adjustments shall become effective immediately after the close of business on the effective or record date of or for any such event.

         (6) VOTING POWERS. Each share shall be entitled to two votes on all matters.

               PART B-IV -- SERIES C SUBORDINATED PREFERENCE STOCK

         The Series C Subordinated Preference Stock, consisting of not more than 269,291 shares without nominal or par value, shall have, in addition to the rights and preferences granted by law and by Part B-I of this Article Sixth, the following distinguishing characteristics, rights, privileges and immunities:

         (1) DIVIDENDS. Dividends shall be payable on each outstanding share of Series C Subordinated Preference Stock at the rate of $6.00 per annum and shall be cumulative from the date of issuance thereof.

         (2) REDEMPTION. The redemption price of each share of Series C Subordinated Preference Stock redeemed at the option of the Board of Directors or pursuant to the Purchase Fund shall be $105 if redeemed on or after December 1, 1972 and before December 1, 1973; $104 before December 1, 1974; $103 before December 1, 1975; $102 before December 1, 1976; $101 before December 1, 1977; and $100 thereafter, plus in every case accumulated dividend arrears. No shares may be redeemed prior to December 1, 1972.

         (3) PURCHASE FUND. (a) On June 30, 1977, and on each June 30 thereafter on which any shares of Series C Subordinated Preference Stock are outstanding, the Corporation will offer to redeem at the then applicable redemption price stated in Section (2) of this Part B-IV from each holder of Series C Subordinated Preference Stock a number of shares of Series C Subordinated Preference Stock equal to such stockholder's pro rata portion of five percent (5%) of the number of shares of Series C Subordinated Preference Stock issued by the Corporation, and upon tender by a stockholder of his shares and payment by the Corporation of the redemption price, such shares shall cease to be outstanding and shall be cancelled, and may not thereafter be reissued or sold or otherwise disposed of by the Corporation; provided, however, that the Corporation may at its option and on a cumulative basis, credit against the number of shares it would otherwise be required to offer to redeem, shares of Series C Subordinated Preference Stock which shall have been (i) converted into shares of Common Stock or (ii) purchased, redeemed or otherwise acquired by the Corporation other than pursuant to the Purchase Fund and which have not previously been credited against such required redemptions. Such offers will remain open for a period of sixty days.

                  (b) The Corporation shall in no event be obligated to apply to the redemption of Series C Subordinated Preference Stock any funds not legally available therefor under the laws of the State of Tennessee but any such redemptions so deferred shall be made promptly after, and to the full extent that, any funds of the Corporation become legally available for such purpose thereafter. If at any time the Corporation shall, for any reason, have failed to effect the redemption pursuant to subsection (a) of this Section (3) of the total number of shares of Series C Subordinated Preference Stock theretofore required to be redeemed by the provisions of such subsection, the Corporation shall be deemed to be in default in its Purchase Fund obligations for the purposes of Section (3) of Part B-I.

         (4) LIQUIDATION. The amount payable upon voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall be $100 per share, plus in every case accumulated dividend arrears.

         (5) CONVERSION. The initial conversion price per share of Common Stock for the conversion of shares of Series C Subordinated Preference Stock shall be $45 5/11. No adjustment will be made to the conversion price on account of subsequent issuances of securities except that, if the Corporation shall after August 31, 1967, (i) issue shares as a stock dividend, or otherwise subdivide its outstanding shares of Common Stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iii) issue by reclassification of, or in exchange for, its shares of Common Stock any securities of the Corporation, or in case of merger or consolidation, or sale of all the assets of the Corporation or distribution to holders of Common Stock by way of dividend or otherwise of property other than cash, then, in any of such events, the holder of any Series C Subordinated Preference Stock thereafter surrendered for conversion shall be entitled to receive the kind and amount of shares of stock and other securities and property receivable in lieu of Common Stock upon the happening of any such event. Such adjustments shall become effective immediately after the close of business on the effective or record date of or for any such event.

         (6) VOTING POWERS. Each share shall be entitled to two votes on all matters.

                PART C-I -- SUBORDINATED SERIAL PREFERRED STOCK--
                               GENERAL PROVISIONS

         (1) DIVIDENDS. If, pursuant to the authority vested in them by Section
(5) of this Part C-I, the Board of Directors determines that the holders of shares of any Series of Serial Preferred Stock shall be entitled to receive dividends, then such holders shall be entitled, before any dividends are declared or paid on any subordinate Series, if any, of Serial Preferred Stock or on the Cumulative Preferred Stock or on the Employees' Preferred Stock or on the Common Stock, but subject to the prior rights of the Convertible Preferred Stock, the Subordinated Preference Stock of each Series and any senior Series, if any, of Serial Preferred Stock to dividends and to the sinking fund or purchase fund provisions with respect to such classes of Stock, to receive dividends, when and as declared by the Board of Directors, at the rate which shall have been fixed and determined by the Board of Directors with respect to such Series.

         (2) LIQUIDATION. Upon any dissolution, liquidation or winding up of the Corporation, the holders of each Series of Serial Preferred Stock shall be entitled to be paid from the assets (whether capital or surplus) of the Corporation, subject to and after prior payment of the amounts payable with respect to the Convertible Preferred Stock, the Subordinated Preference Stock of each Series and any senior Series, if any, of Serial Preferred Stock, the amounts which shall have been fixed and determined with respect to such Series by the Board of Directors pursuant to Section (5) of this Part C-I, before any payment or distribution shall be made to the holders of any subordinate Series, if any, of Serial Preferred Stock, the Cumulative Preferred Stock, Employees' Preferred Stock or the Common Stock.

         (3) REDEMPTION. (a) If, pursuant to the authority vested in them by Section (5) of this Part C-I, the Board of Directors determines that shares of any Series of Serial Preferred Stock shall be redeemable, then in addition to the terms and conditions pertaining to redemption of the shares of such Series as shall be fixed and determined by the Board of Directors and to the extent not in conflict with such terms and conditions, the provisions of this Section (3) shall be applicable to the redemption of shares of such Series.

                  (b) Not less than 30 nor more than 60 days prior to the date fixed for redemption, a notice specifying the time and place of redemption and the redemption price shall be given to the holders of record of the shares to be redeemed by mailing such notice to such holders as their names and addresses appear in the stock registry books.

                  (c) If less than all outstanding shares of Serial Preferred Stock of such Series are to be redeemed, and except as otherwise hereinafter required by the provisions of this Section (3), the shares to be redeemed shall be selected by the Board of Directors by such method as the Board of Directors shall deem fair and appropriate, and in such case the notice of redemption mailed as aforesaid shall inform each registered holder of shares called for redemption of the total number or proportion of shares registered in his name that have been called for redemption, but the notice of redemption to be published as aforesaid need not contain such information.

                  (d) From and after the redemption date, unless default is made in the payment of the redemption price when due, the shares so called for redemption shall cease to be outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no interest in or claim against the Corporation with respect to such shares other than to receive the redemption price on and after the date fixed for redemption, without interest thereon, upon surrender of their certificates with endorsement thereof if required.

                  (e) At any time after notice of redemption shall have been given as hereinabove provided, the Corporation may deposit or cause to be deposited in trust, to be applied to the redemption of the shares of Serial Preferred Stock of such Series so called for redemption, with some bank or trust company organized and doing business under the laws of the United States of America or the State of New York and having capital surplus and undivided profits aggregating at least Ten Million Dollars ($10,000,000), and having its principal office in the Borough of Manhattan, City and State of New York, the aggregate amount to be paid on redemption to the holders of the shares so to be redeemed upon surrender of the certificates for such shares. In case any holder of shares of Serial Preferred Stock of such Series which shall have been called for redemption shall not, within six (6) years after such deposit, have claimed the amount deposited with respect to the redemption thereof, such bank or trust company, upon demand, shall pay over to the Corporation such unclaimed amount and shall thereupon be relieved of all responsibility in respect thereof to such holder, and such holder shall look only to the Corporation for the payment thereof. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time as the Corporation shall direct.

                  (f) If at any time the Corporation shall have failed to pay dividends in full on all shares of Serial Preferred Stock of such Series outstanding, on all shares of Convertible Preferred Stock, Subordinated Preference Stock of each Series and each other class of stock of the Corporation, including shares of Serial Preferred Stock of other Series, ranking as to dividends or assets prior to or equally with the Serial Preferred Stock of such Series, or shall be in default in respect of its obligations under any sinking fund or purchase or redemption account for the purchase or redemption of shares of Serial Preferred Stock of such Series and any such senior or pari passu stock, then and until all arrearages of such dividends for all preceding dividend periods and for any current dividend period or periods shall have been paid, or declared and set apart for payment, and all defaults under all such sinking funds or purchase or redemption accounts shall have been remedied, neither the Corporation nor any subsidiary shall purchase or redeem, at the option of the Board of Directors or pursuant to the provisions of any such sinking fund or purchase or redemption account (except, if all such dividend arrearages shall then have been paid or provided for, to the extent required to cure such defaults in such sinking funds or purchase or redemption accounts, in amounts proportionate to the amounts due respectively thereunder), or otherwise acquire for value any shares of Serial Preferred Stock of such Series or any class of stock of the Corporation, including shares of Serial Preferred Stock of other Series, ranking as to dividends or assets equally with or junior to the Serial Preferred Stock of such Series, and the Corporation shall not declare or pay any dividend or make any other distribution on any shares of such junior stock.

         (4) CONVERSION. (a) If, pursuant to the authority vested in them by Section (5) of this Part C-I, the Board of Directors determines that shares of a Series of Serial Preferred Stock shall be convertible, then in addition to the terms and conditions pertaining to conversion of shares of such Series fixed and determined by the Board of Directors, and to the extent not in conflict with such terms and conditions, the provisions of this Section (4) shall be applicable to the conversion of shares of such Series.

                  (b) If the Corporation shall, after the effective date of certification to the Secretary of State of Tennessee of the resolution referred to in Section (5) of this Part C-I relating to the distinguishing characteristics of such Series (i) issue shares of the capital stock of the Corporation into which the shares of Serial Preferred Stock of such Series are then convertible (the "Conversion Stock") as a stock dividend or in a stock split, or otherwise subdivide its outstanding shares of Conversion Stock; or
(ii) combine its outstanding shares of Conversion Stock into a smaller number of shares, the conversion price or ratio shall be proportionately adjusted so that the holder of any share of Serial Preferred Stock of such Series thereafter surrendered for conversion into the Conversion Stock in accordance with this Section (4) shall be entitled to receive the number of shares of Conversion Stock which he would have owned or been entitled to receive after the happening of the events described above, had such share of Serial Preferred Stock of such Series been converted into Conversion Stock immediately prior to such event. Such adjustment shall become effective immediately after the close of business on the record date of or for any such event.

                  (c) In the event of any capital reorganization or reclassification of the Conversion Stock (except those for which provision is made pursuant to subsection (b)), or the consolidation or merger of the Corporation into or with another corporation, or the sale, conveyance, lease or other transfer by the Corporation of all or substantially all of its property to any other corporation, pursuant to which the then outstanding shares of the Conversion Stock become exchangeable for other shares of stock or securities or cash or other property, the holders of the Serial Preferred Stock of such Series shall have the privilege thereafter to convert such shares into the kind and amount of shares of stock, other securities, cash or property receivable upon such reorganization, reclassification, consolidation, merger or transfer by a holder of the number of shares of the Conversion Stock of the Corporation into which such shares might have been converted immediately prior to such reorganization, reclassification, consolidation, merger or transfer, at the conversion price or ratio for such Series in effect immediately preceding such reorganization, reclassification, consolidation, merger or transfer. Such privilege shall be subject to further future adjustments of the conversion price or ratio for such Series which are as nearly equivalent as may be practicable to the adjustments provided pursuant to subsection (b). The above provisions of this subsection (c) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or transfers.

                  (d) Whenever the conversion price or ratio for shares of the Serial Preferred Stock of such Series shall be adjusted pursuant to any of the provisions hereof, the Corporation shall forthwith cause to be published at least once in a daily newspaper of general circulation in the Borough of Manhattan, City and State of New York, and cause to be mailed to the holders of the outstanding shares of Serial Preferred Stock of such Series, as their names and addresses appear in the stock registry books of the Corporation, a notice setting forth the adjustment in such conversion price or ratio and shall also file with the transfer agency, if any, for the Serial Preferred Stock of such Series in said City and in the City of Nashville, Tennessee, a copy of such notice and a statement showing in reasonable detail the facts upon which such adjustment is based. All calculations under this Section (4) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  (e) Such privilege to convert may be exercised by surrendering to the Corporation for such purpose at its principal office or at its transfer agency, if any, for the Serial Preferred Stock of such Series in the City of Nashville, Tennessee or in the Borough of Manhattan, City and State of New York, the certificates for the shares of the Serial Preferred Stock of such Series so to be converted properly endorsed in blank or accompanied by proper instruments of assignment. Upon the conversion of shares of Serial Preferred Stock of such Series into the Conversion Stock, no adjustment shall be made for dividends on the Serial Preferred Stock of such Series payable to holders of record after the date of surrender of such shares for conversion or for dividends payable to holders of the Conversion Stock of record prior to the date of surrender for conversion. Shares shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such shares for conversion and the person entitled to receive the Conversion Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Conversion Stock at such time. In case shares of Serial Preferred Stock of such Series are called for redemption, the privilege to convert such shares shall cease and terminate at the close of business on the second business day prior to the date fixed for redemption.

                  (f) No fractional shares or scrip representing fractional shares shall be issued upon conversion of any share of Serial Preferred Stock of such Series. If the conversion of any share of Serial Preferred Stock of such Series results in a fractional share of Conversion Stock, an amount in cash equal to such fraction multiplied by the value of one share of the Conversion Stock on the conversion date shall be paid to the holder. Such value shall be the last sales price, regular way, of the Conversion Stock of the Corporation on the New York Stock Exchange (or such other exchange on which such stock shall be listed) on the conversion date or, in case no sale takes place on such date, the average of the closing bid and asked prices, regular way, on such exchange on such date or, if such stock shall not then be listed on any exchange, the market price per share (as determined by the Board of Directors) at the close of business on the conversion date. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the shares of Serial Preferred Stock of such Series, the full number of shares of Conversion Stock then deliverable upon conversion of all shares of Serial Preferred Stock of such Series then outstanding. The Corporation covenants that all shares of Conversion Stock issued upon conversion of Serial Preferred Stock of such Series will, upon issue, be legally issued and will be fully paid and nonassessable by the Corporation.

                  (g) In case (i) the Corporation shall declare a dividend or other distribution on its Conversion Stock payable otherwise than in cash out of its earned surplus, or (ii) the Corporation shall authorize the granting to the holders of its Conversion Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights, or (iii) of any reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Conversion Stock) or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required or of the sale or transfer of the property and assets of the Corporation as an entirety or substantially as an entirety, or (iv) of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then the Corporation shall mail or cause to be mailed to the holders of the outstanding shares of Serial Preferred Stock of such Series at least twenty days (or ten days in any case specified in clause (i) or clause (ii) above) prior to the applicable record date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of such dividend, distribution or rights or, if a record is not to be taken, the date as of which the holders of Conversion Stock of record to be entitled to such dividend, distribution or rights are to be determined, or the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective and the date as of which it is expected that holders of Conversion Stock of record shall be entitled to exchange their shares of the Conversion Stock for securities or other property deliverable thereupon.

         (5) DISTINGUISHING CHARACTERISTICS OF THE SERIES. The Serial Preferred Stock may be issued, from time to time, in one or more Series each of which shall constitute a separate class. The Board of Directors shall, by resolution adopted and certified to the Secretary of State pursuant to Section 48-16-102 of the Tennessee Business Corporation Act, fix and determine the distinguishing characteristics and rights, privileges and immunities of each Series of Serial Preferred Stock prior to the issuance of any shares of such Series. The authority of the Board of Directors with respect to each Series shall include, but shall not be limited to, the determination or fixing of the following:

                  (a) the number of shares constituting such Series and the distinctive designation of such Series;

                  (b) the amounts, rates and kind of dividends, if any, to be paid on the shares of such Series, the dates on which such dividends shall be payable, whether or not dividends shall be cumulative and, if so, in what manner and from what date or dates;

                  (c) whether or not the shares of such Series shall have voting rights and, if so, the terms of such voting rights;

                  (d) whether or not the shares of such Series shall have conversion privileges and, if so, the terms and conditions of such conversion privileges, including provisions for adjustment of the conversion price or ratio in certain events;

                  (e) whether or not the shares of such Series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (f) the rights of the shares of such Series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  (g) whether or not shares of such Series shall be entitled to the benefit of a sinking or purchase fund for the purchase or redemption of such shares and, if so, the amount of such fund and the manner of its application;

                  (h) the relative rights and preferences among different Series of Serial Preferred Stock; and

                  (i) whether or not the shares of such Series which have been redeemed or converted, or purchased or otherwise acquired by the Corporation and cancelled, may be reissued as shares of the same or any other Series of Serial Preferred Stock.

                  Each resolution adopted by the Board of Directors pursuant to the powers expressly delegated to it in this Section (5) of Part C-I of Article Sixth and pursuant to said Section 48-16-102 shall be certified to and filed with the Secretary of State of the State of Tennessee as an amendment to this Article Sixth.

                  No such resolution adopted by the Board of Directors and certified to the Secretary of State as aforesaid may thereafter be amended, modified or rescinded by the Board of Directors except that, unless otherwise provided by the resolution creating such Series, authorized but unissued shares of a Series may, by resolution similarly adopted and certified, be removed from the authorized shares of such Series and may be authorized as shares of any other junior or pari passu Series; and no such resolution may alter or change any of the rights, privileges and immunities of any class of stock then outstanding so as adversely to affect such class.

         (6) REDUCTION OF CAPITAL. Without limiting the generality of Article Eighth of the Charter, the Board of Directors is expressly authorized from time to time to effect the reduction of the capital of the Corporation by redeeming or purchasing and retiring all or any outstanding shares of any Series of Serial Preferred Stock pursuant to any provisions of this Article Sixth or any amendment thereto.

           PART C-II -- SUBORDINATED SERIAL PREFERRED STOCK, SERIES 1

         The first Series of Subordinated Serial Preferred Stock shall be known as "Subordinated Serial Preferred Stock, Series 1" (hereinafter referred to as "Series 1 Serial Preferred Stock"), shall consist of 64,368 shares, without nominal or par value, and shall have, in addition to the rights and preferences granted by law and by Part C-I of this Article Sixth, the following distinguishing characteristics, rights, privileges and immunities:

         (1) DIVIDENDS. (a) Dividends shall be payable quarterly on the last days of January, April, July and October on each outstanding share of Series 1 Serial Preferred Stock at the annual rate of $2.30.

                  (b) The Series 1 Serial Preferred Stock shall rank equally in right to dividends with Series 2 Serial Preferred Stock but shall rank prior in right to dividends to any other Series of Serial Preferred Stock; therefore, no dividends shall be declared or paid on any outstanding share of any other Series of Serial Preferred Stock, other than Series 2 Serial Preferred Stock, in respect of any dividend period unless there shall likewise be or have been declared on all shares of Series 1 Serial Preferred Stock at the time outstanding full cumulative dividends, and no dividends shall be declared or paid on any outstanding share of Series 2 Serial Preferred Stock unless there shall likewise be or have been declared on all shares of Series 1 Serial Preferred Stock at the time outstanding a ratable dividend based upon the respective dividend rates of Series 1 and Series 2 Serial Preferred Stock at the time in effect.

                  (c) Dividends with respect to shares of Series 1 Serial Preferred Stock shall be cumulative, whether or not earned, from the date of issuance thereof, so that if, for any previous or then current dividend period, dividends shall not have been paid, or declared and set apart for payment, upon all outstanding shares of Series 1 Serial Preferred Stock, the deficiency shall be fully paid, or declared and set apart for payment, before any dividends are paid or declared upon any subordinate Series of Serial Preferred Stock or upon the Cumulative Preferred Stock, the Employees' Preferred Stock or the Common Stock. Accumulated dividends shall not bear interest. Whenever full cumulative dividends on all shares of Series 1 Serial Preferred Stock for all previous dividend periods and for any then current period or periods shall have been paid or declared and set apart for payment, the Board of Directors may declare dividends upon any subordinate Series of Serial Preferred Stock, the Cumulative Preferred Stock or the Common Stock, payable then or thereafter, and no holder of any shares of Series 1 Serial Preferred Stock shall be entitled to share therein by virtue of such holding.

         (2) LIQUIDATION. (a) The amount payable with respect to shares of Series 1 Serial Preferred Stock upon voluntary or involuntary dissolution, liquidation or winding up of the Corporation prior to November 1, 1973, shall be $40 per share and thereafter shall be the then prevailing redemption price for shares of such Series, plus in every case an amount equal to all accumulated and unpaid dividends, if any, accrued to the date fixed for final distribution to the holders of shares of Series 1 Serial Preferred Stock, whether or not earned or declared.

                  (b) If, in the event of any such dissolution, liquidation or winding up, the assets of the Corporation are not sufficient to pay in full to the holders of shares of all Series of Serial Preferred Stock the respective amounts which shall have been fixed and determined with respect thereto, no payment shall be made to the holders of any other Series of Serial Preferred Stock, other than Series 2 Serial Preferred Stock, unless and until all amounts payable to the holders of Series 1 Serial Preferred Stock have been discharged in full. In the event the assets of the Corporation are not sufficient to pay in full to the holders of shares of both Series 1 and Series 2 Serial Preferred Stock the respective amounts to which they are entitled, then the shares of both Series 1 and Series 2 shall share ratably according to their respective liquidation values. After payment in full to the holders of shares of Series 1 Serial Preferred Stock of the amounts set forth in subsection (a) of this Section (2), no holder of such shares shall have any right or claim to any of the remaining assets of the Corporation by virtue of such holding, and the same shall be distributed among the holders of the Serial Preferred Stock of subordinate Series, the Cumulative Preferred Stock, the Employees' Preferred Stock and the Common Stock according to their respective rights hereunder.

         (3) REDEMPTION. The Corporation may, subsequent to October 31, 1973, at the option of the Board of Directors, redeem the Series 1 Serial Preferred Stock or, from time to time, any part thereof at the redemption prices hereinafter set forth, plus in every case an amount equal to all accumulated and unpaid dividends accrued to the redemption date on the shares redeemed, whether or not earned or declared. The redemption price for each share of Series 1 Serial Preferred Stock redeemed at the option of the Board of Directors shall be $42.00 if redeemed prior to November 1, 1974, $41.60 if redeemed subsequent to October 31, 1974 and prior to November 1, 1975, $41.20 if redeemed subsequent to October 31, 1975 and prior to November 1, 1976, $40.80 if redeemed subsequent to October 31, 1976 and prior to November 1, 1977, $40.40 if redeemed subsequent to October 31, 1977 and prior to November 1, 1978, and $40.00 if redeemed subsequent to October 31, 1978.

         (4) CONVERSION. At the option of the holder thereof, each share of Series 1 Serial Preferred Stock may be converted into five-sixths (0.8333) of one fully paid and nonassessable share of Common Stock of the Corporation. Such conversion ratio shall not be subject to adjustment except as provided in subsections (b) and (c) of Section (4) of Part C-I of this Article Sixth.

         (5) VOTING POWERS. Each holder of shares of Series 1 Serial Preferred Stock shall be entitled to one vote on all matters for each shares of such stock standing in his name on the books of the Corporation.

         (6) STATUS OF UNISSUED AND REACQUIRED SHARES. Shares of Series 1 Serial Preferred Stock redeemed or converted, purchased or otherwise acquired by the Corporation and cancelled, shall have the status of authorized but unissued shares of such Series, but may not be reissued except as follows: by resolution adopted by the Board of Directors and certified as provided in

Section (5) of Part C-I of this Article Sixth, such shares, and any other authorized but unissued shares of Series 1 Serial Preferred Stock, may be removed from the authorized shares of such Series and be authorized and issued as shares of any junior Series of Serial Preferred Stock.

         (7) EXCHANGES FOR JUNIOR STOCK. Notwithstanding the provisions of Part C-I(3)(f) of this Article Sixth, the Corporation or a subsidiary may from time to time after February 4, 1988 (i) purchase, redeem or otherwise acquire shares of Series 1 Serial Preferred Stock or of any other Series of Serial Preferred Stock ranking as to dividends or assets equally with or junior to the Series 1 Serial Preferred Stock in exchange for shares of Common Stock or of any other class of stock of the Corporation ranking as to dividends or assets junior to the Series 1 Serial Preferred Stock (including shares of other Series of Serial Preferred Stock) and cash payments in lieu of fractional shares and (ii) make cash payments to the holders of shares of Series 1 Serial Preferred Stock and to the holders of shares of other Series of Serial Preferred Stock ranking as to dividends or assets equally with or junior to the Series 1 Serial Preferred Stock who dissent to the amendments to the charter of the Corporation by which this Section (7) and similar Sections applicable to such other Series are added to the charter and who become entitled by law to receive payment from the Corporation of the fair value of such shares. Any exchanges permitted hereunder may be made pursuant to the conversion provisions applicable to the Series 1 Serial Preferred Stock or such other Series, in voluntary transactions with the holders of any such Series of Serial Preferred Stock or pursuant to an amendment to the charter.

           PART C-III -- SUBORDINATED SERIAL PREFERRED STOCK, SERIES 2

         The second Series of Subordinated Serial Preferred Stock shall be known as "Subordinated Serial Preferred Stock, Series 2" (hereinafter referred to as "Series 2 Serial Preferred Stock"), shall consist of 119,742 shares, without nominal or par value, and shall have, in addition to the rights and preferences granted by law and by Part C-I of this Article Sixth, the following distinguishing characteristics, rights, privileges and immunities:

         (1) DIVIDENDS. (a) Prior to November 1, 1973, dividends shall be payable on each outstanding share of Series 2 Serial Preferred Stock at the annual rate of $2.40 and thereafter at an annual rate equal to six percent (6%) of the then prevailing redemption price as specified in Section (3) of this Part C-III, and shall be payable quarterly on the last days of January, April, July and October.

                  (b) The Series 2 Serial Preferred Stock shall rank equally in right to dividends with Series 1 Serial Preferred Stock but shall rank prior in right to dividends to any other Series of Serial Preferred Stock; therefore, no dividends shall be declared or paid on any outstanding share of any other Series of Serial Preferred Stock, other than Series 1 Serial Preferred Stock, in respect of any dividend period unless there shall likewise be or have been declared on all shares of Series 2 Serial Preferred Stock at the time outstanding full cumulative dividends, and no dividends shall be declared or paid on any outstanding share of Series 1 Serial Preferred Stock unless there shall likewise be or have been declared on all shares of Series 2 Serial Preferred Stock at the time outstanding a ratable dividend based upon the respective dividend rates of Series 2 and Series 1 Serial Preferred Stock at the time in effect.

                  (c) Dividends with respect to shares of Series 2 Serial Preferred Stock shall be cumulative, whether or not earned, from the date of issuance thereof, so that if, for any previous or then current dividend period, dividends shall not have been paid, or declared and set apart for payment, upon all outstanding shares of Series 2 Serial Preferred Stock, the deficiency shall be fully paid, or declared and set apart for payment, before any dividends are declared or paid upon any subordinate Series of Serial Preferred Stock or upon the Cumulative Preferred Stock, the Employees' Preferred Stock or the Common Stock. Accumulated dividends shall not bear interest. Whenever full cumulative dividends on all shares of Series 2 Serial Preferred Stock for all previous dividend periods and for any then current period or periods shall have been paid or declared and set apart for payment, the Board of Directors may declare dividends upon any subordinate Series of Serial Preferred Stock, the Cumulative Preferred Stock or the Common Stock, payable then or thereafter, and no holder of any shares of Series 2 Serial Preferred Stock shall be entitled to share therein by virtue of such holding.

         (2) LIQUIDATION. (a) The amount payable with respect to shares of Series 2 Serial Preferred Stock upon voluntary or involuntary dissolution, liquidation or winding up of the Corporation prior to November 1, 1973, shall be $40 per share and thereafter shall be the then prevailing redemption price for shares of such Series, plus in every case an amount equal to all accumulated and unpaid dividends, if any, accrued to the date fixed for final distribution to holders of shares of Series 2 Serial Preferred Stock, whether or not earned or declared.

                  (b) If, in the event of any such dissolution, liquidation or winding up, the assets of the Corporation are not sufficient to pay in full to the holders of shares of all Series of Serial Preferred Stock the respective amounts which shall have been fixed and determined with respect thereto, no payment shall be made to the holders of any other Series of Serial Preferred Stock, other than Series 1 Serial Preferred Stock, unless and until all amounts payable to the holders of Series 2 Serial Preferred Stock have been discharged in full. In the event the assets of the Corporation are not sufficient to pay in full to the holders of shares of both Series 2 and Series 1 Serial Preferred Stock the respective amounts to which they are entitled, then the shares of both Series 2 and Series 1 shall share ratably according to their respective liquidation values. After payment in full to the holders of shares of Series 2 Serial Preferred Stock of the amounts set forth in subsection (a) of this Section (2), no holder of such shares shall have any right or claim to any of the remaining assets of the Corporation by virtue of such holding, and the same shall be distributed among the holders of the Serial Preferred Stock of subordinate Series, the Cumulative Preferred Stock, the Employees' Preferred Stock and the Common Stock according to their respective rights hereunder.

         (3) REDEMPTION. The Corporation may, subsequent to October 31, 1973, at the option of the Board of Directors, redeem the Series 2 Serial Preferred Stock or, from time to time, any part thereof at the redemption prices hereinafter set forth, plus in every case an amount equal to all accumulated and unpaid dividends accrued to the redemption date on the shares redeemed, whether or not earned or declared. The redemption price for each share of Series 2 Serial Preferred Stock redeemed at the option of the Board of Directors or pursuant to the Sinking Fund shall be $40 if redeemed prior to January 1, 1974, $45 if redeemed in the calendar year 1974 and shall increase by $2 per annum for each calendar year thereafter.

         (4) SINKING FUND. (a) So long as any shares of Series 2 Serial Preferred Stock shall be outstanding, and as and for a sinking fund for the redemption of shares of Series 2 Serial Preferred Stock, the Corporation shall, on or before January 1, 1974, and each January 1 thereafter, deposit or cause to be deposited in trust with some bank or trust company organized and doing business under the laws of the United States of America or the State of New York and having capital surplus and undivided profits aggregating at least Ten Million Dollars ($10,000,000) and having its principal office in the Borough of Manhattan, The City of New York, an amount of money sufficient to redeem 20% of the shares of Series 2 Serial Preferred Stock originally issued or outstanding on the sinking fund payment date, whichever is greater, at the redemption price stated in Section (3) of this Part C-III prevailing during the calendar year in which such sinking fund payment is required to be made.

                  (b) Moneys deposited in the sinking fund shall be applied on a pro rata basis to the redemption of shares of Series 2 Serial Preferred Stock during the calendar year in which such sinking fund payment is required to be made. Until so applied such moneys may, at the option of the Corporation, be invested in obligations issued or guaranteed by the United States Government.

                  (c) Any interest earned on moneys deposited in the sinking fund shall be paid to the Corporation free of any trust.

         (5) CONVERSION. The shares of Series 2 Serial Preferred Stock shall not be convertible.

         (6) VOTING POWERS. Each holder of shares of Series 2 Serial Preferred Stock shall be entitled to one vote on all matters for each share of such stock standing in his name on the books of the Corporation.

         (7) STATUS OF UNISSUED AND REACQUIRED SHARES. Shares of Series 2 Serial Preferred Stock redeemed or purchased or otherwise acquired by the Corporation and cancelled, shall have the status of authorized but unissued shares of such Series, but may not be reissued except as follows: by resolution adopted by the Board of Directors and certified as provided in Section (5) of Part C-I of this Article Sixth, such shares, and any other authorized but unissued shares of Series 2 Serial Preferred Stock, may be removed from the authorized shares of such Series and be authorized and issued as shares of any junior Series of Serial Preferred Stock.

         (8) EXCHANGES FOR JUNIOR STOCK. Notwithstanding the provisions of Part C-I(3)(f) of this Article Sixth, the Corporation or a subsidiary may from time to time after February 4, 1988 (i) purchase, redeem or otherwise acquire shares of Series 2 Serial Preferred Stock or of any other Series of Serial Preferred Stock ranking as to dividends or assets equally with or junior to the Series 2 Serial Preferred Stock in exchange for shares of Common Stock or of any other class of stock of the Corporation ranking as to dividends or assets junior to the Series 2 Serial Preferred Stock (including shares of other Series of Serial Preferred Stock) and cash payments in lieu of fractional shares and (ii) make cash payments to the holders of shares of Series 2 Serial Preferred

Stock ranking as to dividends or assets equally with or junior to the Series 2 Serial Preferred Stock who dissent to the amendments to the charter of the Corporation by which this Section (8) and similar Sections applicable to such other Series are added to the charter and who become entitled by law to receive payment from the Corporation of the fair value of such shares. Any exchanges permitted hereunder may be made pursuant to the conversion provisions applicable to such other Series, in voluntary transactions with the holders of any such Series of Serial Preferred Stock or pursuant to an amendment to the charter.

           PART C-IV -- SUBORDINATED SERIAL PREFERRED STOCK, SERIES 3

         The third Series of Subordinated Serial Preferred Stock shall be known as "Subordinated Serial Preferred Stock, Series 3" (hereinafter referred to as "Series 3 Serial Preferred Stock"), shall consist of 40,449 shares, without nominal or par value, and shall have, in addition to the rights and preferences granted by law and by Part C-I of this Article Sixth, the following distinguishing characteristics, rights, privileges and immunities:

         (1) DIVIDENDS. (a) Dividends shall be payable quarterly on the last days of January, April, July and October on each outstanding share of Series 3 Serial Preferred Stock at the annual rate of $4.75.

                  (b) The Series 3 Serial Preferred Stock shall be subordinate in right to dividends to Series 1 and Series 2 Serial Preferred Stock but shall rank prior in right to dividends to any other Series of Serial Preferred Stock; therefore, no dividends shall be declared or paid on any outstanding share of any other Series of Serial Preferred Stock, other than Series 1 and Series 2 Serial Preferred Stock, in respect of any dividend period unless there shall likewise be or have been declared on all shares of Series 3 Serial Preferred Stock at the time outstanding full cumulative dividends.

                  (c) Dividends with respect to shares of Series 3 Serial Preferred Stock shall be cumulative, whether or not earned, from and after December 1, 1968, so that if, for any previous or then current dividend period, dividends shall not have been paid, or declared and set apart for payment, upon all outstanding shares of Series 3 Serial Preferred Stock, the deficiency shall be fully paid, or declared and set apart for payment, before any dividends are paid or declared upon any subordinate Series of Serial Preferred Stock or upon the Cumulative Preferred Stock, the Employees' Preferred Stock or the Common Stock. Accumulated dividends shall not bear interest. Whenever full cumulative dividends on all shares of Series 3 Serial Preferred Stock for all previous dividend periods and for any then current period or periods shall have been paid, or declared and set apart for payment, the Board of Directors may declare dividends upon any subordinate Series of Serial Preferred Stock, the Cumulative Preferred Stock or the Common Stock, payable then or thereafter, and no holder of any shares of Series 3 Serial Preferred Stock shall be entitled to share therein by virtue of such holding.

         (2) LIQUIDATION. (a) The amount payable with respect to shares of Series 3 Serial Preferred Stock upon voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall be $100 per share plus an amount equal to all accumulated and unpaid dividends, if any, accrued to the date fixed for final distribution to the holders of shares of Series 3 Serial Preferred Stock, whether or not earned or declared.

                  (b) If, in the event of any such dissolution, liquidation or winding up, the assets of the Corporation are not sufficient to pay in full to the holders of shares of all Series of Serial Preferred Stock the respective amounts which shall have been fixed and determined with respect thereto, no payment shall be made to the holders of Series 3 Serial Preferred Stock unless and until all amounts payable to the holders of Series 1 and Series 2 Serial Preferred Stock have been discharged in full, and no payment shall be made to the holders of any other Series of Serial Preferred Stock, other than Series 1 and Series 2 Serial Preferred Stock, unless and until all amounts payable to the holders of Series 3 Serial Preferred Stock have been discharged in full. After payment in full to the holders of shares of Series 3 Serial Preferred Stock of the amounts set forth in subsection (a) of this Section (2), no holder of such shares shall have any right or claim to any of the remaining assets of the Corporation by virtue of such holding, and the same shall be distributed among the holders of the Serial Preferred Stock of subordinate Series, the Cumulative Preferred Stock, the Employees' Preferred Stock and the Common Stock according to their respective rights hereunder.

         (3) REDEMPTION. The Corporation may, subsequent to October 31, 1973, at the option of the Board of Directors, redeem the Series 3 Serial Preferred Stock or, from time to time, any part thereof at the redemption prices hereinafter set forth, plus in every case an amount equal to all accumulated and unpaid dividends accrued to the redemption date on the shares redeemed, whether or not earned or declared. The redemption price for each share of Series 3 Serial Preferred Stock redeemed, whether or not earned or declared. The redemption price for each share of Series 3 Serial Preferred Stock redeemed at the option of the Board of Directors shall be $105 if redeemed prior to November 1, 1974, $104 if redeemed subsequent to October 31, 1974 and prior to November 1, 1975, $103 if redeemed subsequent to October 31, 1975 and prior to November 1, 1976, $102 if redeemed subsequent to October 31, 1976 and prior to November 1, 1977, $101 if redeemed subsequent to October 31, 1977 and prior to November 1, 1978, and $100 if redeemed subsequent to October 31, 1978.

         (4) CONVERSION. At the option of the holder thereof, each share of Series 3 Serial Preferred Stock may be converted into 2.10526 fully paid and nonassessable shares of Common Stock of the Corporation. Such conversion ratio shall not be subject to adjustment except as provided in subsections (b) and (c) of Section (4) of Part C-I of this Article Sixth.

         (5) VOTING POWERS. Each holder of shares of Series 3 Serial Preferred Stock shall be entitled to two votes on all matters for each shares of such stock standing in his name on the books of the Corporation.

         (6) STATUS OF UNISSUED AND REACQUIRED SHARES. Shares of Series 3 Serial Preferred Stock redeemed or converted, or purchased or otherwise acquired by the Corporation and cancelled, shall have the status of authorized but unissued shares of such Series, but may not be reissued except as follows: by resolution adopted by the Board of Directors and certified as provided in Section (5) of Part C-I of this Article Sixth, such shares, and any other authorized but unissued shares of Series 3 Serial Preferred Stock, may be removed from the authorized shares of such Series and be authorized and issued as shares of any junior Series of Serial Preferred Stock.

         (7) EXCHANGES FOR JUNIOR STOCK. Notwithstanding the provisions of Part C-I(3)(f) of this Article Sixth, the Corporation or a subsidiary may from time to time after February 4, 1988 (i) purchase, redeem or otherwise acquire shares of Series 3 Serial Preferred Stock or of any other Series of Serial Preferred Stock ranking as to dividends or assets equally with or junior to the Series 3 Serial Preferred Stock in exchange for shares of Common Stock or of any other class of stock of the Corporation ranking as to dividends or assets junior to the Series 3 Serial Preferred Stock (including shares of other Series of Serial Preferred Stock) and cash payments in lieu of fractional shares and (ii) make cash payments to the holders of shares of Series 3 Serial Preferred Stock and to the holders of shares of other Series of Serial Preferred Stock ranking as to dividends or assets equally with or junior to the Series 3 Serial Preferred Stock who dissent to the amendments to the charter of the Corporation by which this Section (7) and similar Sections applicable to such other Series are added to the charter and who become entitled by law to receive payment from the Corporation of the fair value of such shares. Any exchanges permitted hereunder may be made pursuant to the conversion provisions applicable to the Series 3 Serial Preferred Stock or such other Series, in voluntary transactions with the holders of any such Series of Serial Preferred Stock or pursuant to an amendment to the charter.

            PART C-V -- SUBORDINATED SERIAL PREFERRED STOCK, SERIES 4

         The fourth Series of Subordinated Serial Preferred Stock shall be known as "Subordinated Serial Preferred Stock, Series 4" (hereinafter referred to as "Series 4 Serial Preferred Stock"), shall consist of 53,764 shares, without nominal or par value, and shall have, in addition to the rights and preferences granted by law and by Part C-I of this Article Sixth, the following distinguishing characteristics, rights, privileges and immunities:

         (1) DIVIDENDS. (a) Dividends shall be payable quarterly on the last days of January, April, July and October on each outstanding share of Series 4 Serial Preferred Stock at the annual rate of $4.75.

                  (b) The Series 4 Serial Preferred Stock shall be subordinate in right to dividends to Series 1, Series 2 and Series 3 Serial Preferred Stock but shall rank prior in right to dividends to any other Series of Serial Preferred Stock; therefore, no dividends shall be declared or paid on any outstanding share of any other Series of Serial Preferred Stock, other than Series 1, Series 2 and Series 3 Serial Preferred Stock, in respect of any dividend period unless there shall likewise be or have been declared on all shares of Series 4 Serial Preferred Stock at the time outstanding full cumulative dividends.

                  (c) Dividends with respect to shares of Series 4 Serial Preferred Stock shall be cumulative, whether or not earned, from the date of issuance so that if, for any previous or then current dividend period, dividends shall not have been paid, or declared and set apart for payment, upon all outstanding shares of Series 4 Serial Preferred Stock, the deficiency shall be fully paid, or declared and set apart for payment, before any dividends are paid or declared upon any subordinate Series of Serial Preferred Stock or upon the Cumulative Preferred Stock, the Employees' Preferred Stock or the Common Stock. Accumulated dividends shall not bear interest. Whenever full cumulative dividends on all shares of Series 4 Serial Preferred Stock for all previous dividend periods and for any then current period or periods shall have been paid, or declared and set apart for payment, the Board of Directors may declare dividends upon any subordinate Series of Serial Preferred Stock, the Cumulative Preferred Stock or the Common Stock, payable then or thereafter, and no holder of any shares of Series 4 Serial Preferred Stock shall be entitled to share therein by virtue of such holding.

         (2) LIQUIDATION. (a) The amount payable with respect to shares of Series 4 Serial Preferred Stock upon voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall be $100 per share plus an amount equal to all accumulated and unpaid dividends, if any, accrued to the date fixed for final distribution to the holders of shares of Series 4 Serial Preferred Stock, whether or not earned or declared.

                  (b) If, in the event of any such dissolution, liquidation or winding up, the assets of the Corporation are not sufficient to pay in full to the holders of shares of all Series of Serial Preferred Stock the respective amounts which shall have been fixed and determined with respect thereto, no payment shall be made to the holders of Series 4 Serial Preferred Stock unless and until all amounts payable to the holders of Series 1, Series 2 and Series 3 Serial Preferred Stock have been discharged in full, and no payment shall be made to the holders of any other Series of Serial Preferred Stock, other than Series 1, Series 2 and Series 3 Serial Preferred Stock, unless and until all amounts payable to the holders of Series 4 Serial Preferred Stock have been discharged in full. After payment in full to the holders of shares of Series 4 Serial Preferred Stock of the amounts set forth in subsection (a) of this Section (2), no holder of such shares shall have any right or claim to any of the remaining assets of the Corporation by virtue of such holding, and the same shall be distributed among the holders of the Serial Preferred Stock of subordinate Series, the Cumulative Preferred Stock, the Employees' Preferred Stock and the Common Stock according to their respective rights hereunder.

         (3) REDEMPTION. The Corporation may, subsequent to June 30, 1977, at the option of the Board of Directors, redeem the Series 4 Serial Preferred Stock or, from time to time, any part thereof at the redemption prices hereinafter set forth, plus in every case an amount equal to all accumulated and unpaid dividends accrued to the redemption date on the shares redeemed, whether or not earned or declared. The redemption price for each share of Series 4 Serial Preferred Stock redeemed at the option of the Board of Directors shall be $104 if redeemed prior to July 1, 1978, $103 if redeemed subsequent to June 30, 1978 and prior to July 1, 1979, $102 if redeemed subsequent to June 30, 1979 and prior to July 1, 1980, $101 if redeemed subsequent to June 30, 1980 and prior to July 1, 1981, and $100 if redeemed subsequent to June 30, 1981.

         (4) CONVERSION. At the option of the holder thereof, each share of Series 4 Serial Preferred Stock may be converted into 1.6667 fully paid and nonassessable shares of Common

Stock of the Corporation on or before April 30, 1974, or into 1.5151 fully paid and nonassessable shares of Common Stock of the Corporation thereafter. Such conversion ratios shall not be subject to adjustment except as provided in subsections (b) and (c) of Section (4) of Part C-I of this Article Sixth.

         (5) VOTING POWERS. Each holder of shares of Series 4 Serial Preferred Stock shall be entitled to one vote on all matters for each share of such stock standing in his name on the books of the Corporation.

         (6) STATUS OF UNISSUED AND REACQUIRED SHARES. Shares of Series 4 Serial Preferred Stock redeemed or converted, or purchased or otherwise acquired by the Corporation and cancelled, shall have the status of authorized but unissued shares of such Series, but may not be reissued except as follows: by resolution adopted by the Board and certified as provided in Section (5) of Part C-I of this Article Sixth, such shares, and any other authorized but unissued shares of Series 4 Serial Preferred Stock, may be removed from the authorized shares of such Series and be authorized and issued as shares of any junior Series of Serial Preferred Stock.

         (7) EXCHANGES FOR JUNIOR STOCK. Notwithstanding the provisions of Part C-I(3)(f) of this Article Sixth, the Corporation or a subsidiary may from time to time after February 4, 1988 (i) purchase, redeem or otherwise acquire shares of Series 4 Serial Preferred Stock or of any other Series of Serial Preferred Stock ranking as to dividends or assets equally with or junior to the Series 4 Serial Preferred Stock in exchange for shares of Common Stock or of any other class of stock of the Corporation ranking as to dividends or assets junior to the Series 4 Serial Preferred Stock (including shares of other Series of Serial Preferred Stock) and cash payments in lieu of fractional shares and (ii) make cash payments to the holders of shares of Series 4 Serial Preferred Stock and to the holders of shares of other Series of Serial Preferred Stock ranking as to dividends or assets equally with or junior to the Series 4 Serial Preferred Stock who dissent to the amendments to the charter of the Corporation by which this Section (7) and similar Sections applicable to such other Series are added to the charter and who become entitled by law to receive payment from the Corporation of the fair value of such shares. Any exchanges permitted hereunder may be made pursuant to the conversion provisions applicable to the Series 4 Serial Preferred Stock or such other Series, in voluntary transactions with the holders of any such Series of Serial Preferred Stock or pursuant to an amendment to the charter.

           PART C-VI -- SUBORDINATED SERIAL PREFERRED STOCK, SERIES 5

         The fifth Series of Subordinated Serial Preferred Stock was known as "Subordinated Serial Preferred Stock, Series 5" (hereinafter referred to as "Series 5 Serial Preferred Stock"). There were 122,500 authorized shares of Series 5 Serial Preferred Stock. The 122,500 shares of Series 5 Serial Preferred Stock which were reacquired by the Corporation, cancelled and removed from the authorized shares of such Series may be authorized and issued as shares of any junior Series of Serial Preferred Stock by resolution adopted by the Board of Directors and certified as provided in Section (5) of Part C-I of this Article Sixth.

           PART C-VII -- SUBORDINATED SERIAL PREFERRED STOCK, SERIES 6

         The sixth Series of Subordinated Serial Preferred Stock shall be known as "Subordinated Serial Preferred Stock, Series 6" (hereinafter referred to as "Series 6 Serial Preferred Stock"), shall consist of 800,000 shares, without nominal or par value, and shall have, in addition to the rights and preferences granted by law and by Part C-I of this Article Sixth, the following characteristics, rights and preferences:

         (1) DIVIDENDS. (a) Subject to the rights of the holders of any shares of any class or series of Preferred Stock (or any similar stock) ranking prior and superior to the Series 6 Serial Preferred Stock with respect to dividends, the holders of shares of Series 6 Serial Preferred Stock, in preference to the holders of the Cumulative Preferred Stock, the Employees' Preferred Stock, the Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last days of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share of Series 6 Serial Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series 6 Serial Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series 6 Serial Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) The Corporation shall declare a dividend or distribution on the Series 6 Serial Preferred Stock as provided in paragraph (a) of this Section (1) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series 6 Serial Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series 6 Serial Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series 6 Serial Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series 6 Serial Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series 6 Serial Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         (2) VOTING RIGHTS. The holders of shares of Series 6 Serial Preferred Stock shall have the following voting rights:

                  (a) Subject to the provision for adjustment hereinafter set forth, each share of Series 6 Serial Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series 6 Serial Preferred Stock were entitled immediately prior to such event shall be adjusted (to the nearest whole vote per share) by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) Except as otherwise provided herein, in any other Charter Amendment creating a series of preferred stock or any similar stock, or by law, the holders of shares of Series 6 Serial Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                  (c) Except as set forth herein, or as otherwise provided by law, holders of Series 6 Serial Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         (3) CERTAIN RESTRICTIONS. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series 6 Serial Preferred Stock as provided in Section (1) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series 6 Serial Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 6 Serial Preferred Stock;

                  (ii) declare or pay any dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 6 Serial Preferred Stock, except dividends paid ratably on the Series 6 Serial Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 6 Serial Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to the Series 6 Serial Preferred Stock; or

                  (iv) redeem or purchase or otherwise acquire for consideration any shares of Series 6 Serial Preferred Stock, or any shares of stock ranking on a parity with the Series 6 Serial Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation, unless the Corporation could, under paragraph (a) of this Section (3), purchase or otherwise acquire such shares at such time and in such manner.

         (4) REACQUIRED SHARES. Any shares of Series 6 Serial Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Subordinated Serial Preferred Stock and may be reissued as part of a new series of Subordinated Serial Preferred Stock, subject to the conditions and restrictions on issuance set forth herein, in the Charter or in any amendment thereto creating a series of Subordinated Serial Preferred Stock or any similar stock or as otherwise required by law.

         (5) LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 6 Serial Preferred Stock, unless prior thereto the holders of shares of Series 6 Serial Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series 6 Serial Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 6 Serial Preferred Stock, except distributions made ratably on the Series 6 Serial Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount per share determined under clause (i) of the preceding sentence immediately prior to such event shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (6) CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, share exchange, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series 6 Serial Preferred Stock shall at the same time be similarly exchanged or changed into shares of such other stock or securities, cash and/or other property having a value per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate value of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number 100 set forth in the preceding sentence (as adjusted, if applicable) shall be adjusted by multiplying such number (or adjusted number) by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (7) NO REDEMPTION OR CONVERSION. The shares of Series 6 Serial Preferred Stock shall not be redeemable or convertible.

         (8) RELATIVE RIGHTS AND PREFERENCES. The Series 6 Serial Preferred Stock ranks junior to the Series 1, 3 and 4 Serial Preferred Stock and senior to all other series of Serial Preferred Stock, as to dividends and upon liquidation, dissolution or winding up.

                PART D -- SUBORDINATED CUMULATIVE PREFERRED STOCK

         (1) DIVIDENDS. The holders of shares of Cumulative Preferred Stock shall be entitled, before any dividends are declared or paid on the Common Stock, but subject to the prior rights of the Convertible Preferred Stock, the Subordinated Preference Stock of each Series and the Serial Preferred Stock of each Series to dividends and to the sinking fund or purchase fund provisions with respect thereto, to receive dividends, when and as declared by the Board of Directors, at an annual rate per share equal to 45% of the average consolidated earnings per share of the Common Stock of the Corporation for the preceding two fiscal years as shown in the annual stockholders report of the Corporation as published in each such year, but in no event less than $1.50 per share per annum; provided, however, that in the event that the Corporation shall, after December 1, 1967, (i) issue shares of Common Stock as a stock dividend, in a stock split or otherwise subdivide its outstanding shares of Common Stock or
(ii) combine its outstanding shares of Common Stock into a smaller number of shares, the annual dividend rate per share of Cumulative Preferred Stock shall be based upon the consolidated earnings per share of Common Stock of the Corporation which would have been outstanding had such subdivision or combination not taken place. Such dividends shall be payable quarterly commencing on the last day of the first quarter of each fiscal year and shall be cumulative from the first day of the fiscal quarter in which issued.

                  Dividends with respect to Cumulative Preferred Stock shall be cumulative, so that if, for any previous or then current dividend period, dividends shall not have been paid, or declared and set apart for payment, upon all outstanding shares of Cumulative Preferred Stock at the rate determined as hereinbefore set forth, the deficiency shall be fully paid, or declared and set apart for payment, before any dividends are paid or declared upon the Common Stock. Accumulated dividends shall not bear interest. Whenever full cumulative dividends on the Cumulative Preferred Stock for all previous dividend periods and for any then current period or periods shall have been paid, or declared and set apart for payment, the Board of Directors may declare dividends upon the Common Stock, payable then or thereafter, and no holder of any shares of Cumulative Preferred Stock, as such, shall be entitled to share therein.

         (2) LIQUIDATION. Upon any dissolution, liquidation or winding up of the Corporation, the holders of Cumulative Preferred Stock shall be entitled to be paid from the assets (whether capital or surplus) of the Corporation, before any payment or distribution shall be made to the holders of the Employees' Preferred Stock or the Common Stock, but subject to and after prior payment of the amounts payable with respect to the Convertible Preferred Stock, the Subordinated Preference Stock and the Serial Preferred Stock, an amount per share equal to 88 time the average quarterly per share dividend paid on the Common Stock of the Corporation for the previous eight quarters, but in no event less than $30 per share; provided, however, that in the event that the Corporation shall, after December 1, 1967 (i) issue shares of Common Stock as a stock dividend, in a stock split, or otherwise subdivide its outstanding shares of Common Stock or (ii) combine its outstanding shares of Common Stock into a smaller number of shares, the amount payable shall be based upon the aggregate dividends paid on the Common Stock for such periods divided by the number of shares of Common Stock which would have been outstanding had such subdivision or combination not taken place; plus in every case an amount equal to all accumulated and unpaid dividends accrued to the date fixed for the final distribution to such holders, whether or not earned or declared.

                  After payment in full of all amounts payable to the holders of the Cumulative Preferred Stock, such shareholders, as such, shall have no right or claim to any of the remaining assets of the Corporation, and the same shall be distributed among the holders of the Employees' Preferred Stock and the Common Stock in accordance with their respective rights hereunder.

         (3) REDEMPTION. At the option of the Board of Directors, the Corporation, subject to the restrictions set forth in this Section (3), may at any time redeem the Cumulative Preferred Stock, or any part thereof, at a price equal to the amount payable on liquidation; provided, however, that any redemption hereunder shall be made only on a dividend payment date, and provided further that no less than 30 nor more than 60 days prior to the date fixed for redemption, a notice specifying the time and place of redemption and the redemption price shall be given to the holders of record of the shares to be redeemed by publication of such notice in one newspaper published and of general circulation in the City of Nashville, Tennessee, and in one newspaper published and of general circulation in the Borough of Manhattan, City and State of New York, and by mailing such notice to such holders at their addresses, if any, as the same appear upon the stock registry books.

                  If less than all outstanding shares of Cumulative Preferred Stock are to be redeemed, the shares to be redeemed may be selected by the Board of Directors by lot or in any other manner which the Board of Directors in its unrestricted discretion may determine to be fair, and in such case the notice of redemption mailed as aforesaid shall inform each registered holder of shares called for redemption of the total number or proportion of shares registered in his name that have been called for redemption, but the notice of redemption to be published as aforesaid need not contain such information.

                  From and after the redemption date, unless default is made in the payment of the redemption price when due, the shares so called for redemption shall cease to be outstanding and the holders thereof shall cease to be stockholders with respect to such shares and shall have no interest in or claim against the Corporation with respect to such shares other than to receive the redemption price on and after the date fixed for redemption without interest thereon, upon surrender of their certificates with endorsement thereof if required.

                  At any time after notice of redemption shall have been given as hereinabove provided, the Corporation may deposit or cause to be deposited in trust, to be applied to the redemption of the shares of Cumulative Preferred Stock so called for redemption, with some bank or trust company organized and doing business under the laws of the United States of America or the State of New York and having capital surplus and undivided profits aggregating at least Ten Million Dollars ($10,000,000), and having its principal office in the City of

Nashville, Tennessee or the Borough of Manhattan, the City and State of New York, the aggregate amount to be paid on redemption to the holders of the shares so to be redeemed upon surrender of the certificates for such shares. In case any holder of shares of Cumulative Preferred Stock which shall have been called for redemption shall not, within six (6) years after such deposit, have claimed the amount deposited with respect to the redemption thereof, such bank or trust company, upon demand, shall pay over to the Corporation such unclaimed amount and shall thereupon be relieved of all responsibility in respect thereof to such holder, and such holder shall look only to the Corporation for the payment thereof. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

                  If at any time the Corporation shall have failed to pay dividends in full on all shares of Cumulative Preferred Stock, each Series of Subordinated Preference Stock, each Series of Serial Preferred Stock, and Convertible Preferred Stock and each other class of stock of the Corporation ranking as to dividends or assets prior to or equally with the Cumulative Preferred Stock, or shall be in default in respect of its obligations under any sinking fund or purchase or redemption account for the purchase or redemption of any such senior or pari passu stock, then and until all arrearages of such dividends for all preceding dividend periods and for any current dividend period or periods shall have been paid, or declared and set apart for payment, and all defaults under such sinking funds or purchase or redemption accounts shall have been remedied, neither the Corporation nor any subsidiary shall purchase or redeem, or otherwise acquire for value any shares of Cumulative Preferred Stock or any class of stock of the Corporation ranking as to dividends or assets equally with or junior to the Cumulative Preferred Stock, and the Corporation shall not declare or pay any dividend or make any other distribution on any shares of such junior stock.

         (4) VOTING POWERS. Each holder of Cumulative Preferred Stock shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation.

         (5) REDUCTION OF CAPITAL. Without limiting the generality of Article Eighth of the Certificate of Incorporation, the Board of Directors is expressly authorized from time to time to effect the reduction of the capital of the Corporation by redeeming or purchasing and retiring all or any outstanding shares of Cumulative Preferred Stock pursuant to any provisions of this Article Sixth or any amendment thereto.

          PART E -- EMPLOYEES' SUBORDINATED CONVERTIBLE PREFERRED STOCK

         (1) DIVIDENDS. No holder of shares of Employees' Preferred Stock shall be entitled to receive dividends by virtue of such holding.

         (2) LIQUIDATION. Upon any dissolution, liquidation or winding up of the Corporation, the holders of Employees' Preferred Stock shall be entitled to be paid from the assets (whether capital or surplus) of the Corporation, before any payment or distribution shall be made to the holders of the Common Stock, but subject to and after prior payment of the amounts payable with respect to the Convertible Preferred Stock, Subordinated Preference Stock of each Series, Serial Preferred Stock of each Series and Cumulative Preferred Stock, an amount per share equal to 88 times the average quarterly per share dividend paid on the Common Stock of the Corporation for the previous eight quarters, but in no event less than $30 per share; provided, however, that in the event that the Corporation shall, after December 1, 1967 (i) issue shares of Common Stock as a stock dividend, in a stock split, or otherwise subdivide its outstanding shares of Common Stock; or
(ii) combine its outstanding shares of Common Stock into a smaller number of shares, the amount payable shall be based upon the aggregate dividends paid on the Common Stock divided by the number of shares of Common Stock which would have been outstanding had such subdivision or combination not taken place.

                  After payment in full of all amounts payable to the holders of the Employees' Preferred Stock, such shareholders, as such, shall have no right or claim to any of the remaining assets of the Corporation, and the same shall be distributed among the holders of the Common Stock.

         (3) REDEMPTION. No shares of Employees' Preferred Stock shall be subject to redemption by the Corporation.

         (4) VOTING RIGHTS. Each holder of Employees' Preferred Stock shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation.

         (5) CONVERSION. (a) At the option of the holder thereof, each share of Employees' Preferred Stock may be converted into one fully paid and nonassessable share of either (i) the Cumulative Preferred Stock, or (ii) the Common Stock of the Corporation. Such option to convert may be exercised at any time, provided, however, that in the event that any share of Employees' Preferred Stock shall be issued partly paid, such share shall not be convertible into either Cumulative Preferred Stock or Common Stock until it is fully paid.

                  (b) No adjustment will be made to the conversion ratio on account of subsequent issuances of securities except that, if the Corporation shall, after December 1, 1967 (i) issue shares of Common Stock as a stock dividend, in a stock split, or otherwise subdivide its outstanding shares of Common Stock; or (ii) combine its outstanding shares of Common Stock into a smaller number of shares, the conversion ratio for Common Stock shall be immediately proportionally adjusted so that the holder of any share of Employees' Preferred Stock thereafter surrendered for conversion into Common Stock in accordance with this Section (5) shall be entitled to receive the number of shares of Common Stock which he would have owned or had been entitled to receive after the happening of the events described above, had such share of Employees' Preferred Stock been converted into Common Stock immediately prior to such event. Such adjustments shall become effective immediately after the close of business on the record date of or for any such event.

                  (c) In the event of any capital reorganization or reclassification of the Cumulative Preferred Stock or the Common Stock of the Corporation (except those for which provision is made pursuant to subsection
(b)), or the consolidation or merger of the Corporation into or with another corporation, or the sale, conveyance, lease or other transfer by the Corporation of all or substantially all of its property to any other corporation, pursuant to which the then outstanding shares of Cumulative Preferred Stock or of Common Stock become exchangeable for other shares of stock or securities or cash or other property, the holders of the Employees' Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock, other securities, cash or property receivable upon such reorganization, reclassification, consolidation, merger or transfer by a holder of the number of shares of Common Stock or Cumulative Preferred Stock of the Corporation into which such shares might have been converted immediately prior to such reorganization, reclassification, consolidation, merger or transfer, at the conversion ratio in effect immediately preceding such reorganization, reclassification, consolidation, merger or transfer. The above provisions of this subsection (c) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or transfers.

         (d) Such option to convert may be exercised by surrendering to the Corporation for such purpose at its principal office or at its transfer agency, if any, for the Employees' Preferred Stock in the City of Nashville, Tennessee, or in the Borough of Manhattan, City and State of New York, the certificates for the shares of such Employees' Preferred Stock so to be converted properly endorsed in blank or accompanied by proper instruments of assignment. Upon the conversion of any share of Employees' Preferred Stock into Common Stock, no adjustment shall be made for dividends payable to holders of Common Stock of record prior to the date of surrender for conversion. Shares shall be deemed to have been converted immediately prior to the close of business on the day of surrender of said shares for conversion, and the person entitled to receive the Cumulative Preferred Stock or the Common Stock (as the case may be) issuable upon such conversion shall be treated for all purposes as the record holder of such Cumulative Preferred Stock or Common Stock (as the case may be) at such time.

         (e) No fractional shares or scrip representing fractional shares shall be issued upon conversion of any share of Employees' Preferred Stock. If the conversion of any share of Employees' Preferred Stock would otherwise result in a fractional share of Cumulative Preferred Stock or Common Stock (as the case may be), equitable adjustment will be made, in such manner as may be determined by the Board of Directors, in lieu of the issuance thereof. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Cumulative Preferred Stock and Common Stock, for the purpose of effecting the conversion of the shares of Employees' Preferred Stock, the full number of shares of Cumulative Preferred Stock and Common Stock, respectively, then deliverable upon conversion of all shares of Employees' Preferred Stock then outstanding. The Corporation covenants that all shares of Cumulative Preferred Stock or of Common Stock issued upon conversion of Employees' Preferred Stock will, upon issue, be legally issued and will be fully paid and nonassessable by the Corporation and that the Corporation will take no action which will reduce the conversion price below the then stated value of the Cumulative Preferred Stock or the then par value of the Common Stock.

         (f) In case (i) the Corporation shall declare a dividend or other distribution on its Cumulative Preferred Stock or on its Common Stock payable otherwise than in cash out of its earned surplus, or (ii) the Corporation shall authorize the granting to the holders of its Cumulative Preferred Stock of or its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights, or (iii) of any reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock) or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required or of the sale or transfer of the property and assets of the Corporation as an entirety or substantially as an entirety, or (iv) of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then the Corporation shall mail or cause to be mailed to the holders of record of the Employees' Preferred Stock at least twenty days (or ten days in any case specified in clause (i) or clause (ii) above) prior to the applicable record date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of such dividend, distribution or rights or, if a record is not to be taken, the date as of which the holders of Cumulative Preferred Stock or of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective and the date as of which it is expected that holders of Cumulative Preferred Stock or of Common Stock of record shall be entitled to exchange their shares of the Cumulative Preferred Stock or of the Common Stock for securities or other property deliverable thereupon.

                             PART F -- COMMON STOCK

         None of the shares of Common Stock shall be entitled to any preference and each share of Common Stock shall be equal to every other share of said stock in every respect.

         Each holder of Common Stock shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation.

         After payment, or declaration and setting aside for payment, of the full cumulative dividends for all prior and then current dividend periods on all outstanding shares of Convertible Preferred Stock, Subordinated Preference Stock of each Series, Serial Preferred Stock of each Series, and Cumulative Preferred Stock and after setting aside all stock purchase funds or sinking funds required to be set aside with respect to the Convertible Preferred Stock, Subordinated Preference Stock of each Series, and Serial Preferred Stock of each Series, dividends on the Common Stock may be declared and paid (subject to the provisions of this Article Sixth) but only when and as determined by the Board of Directors.

         On any dissolution, liquidation or winding up of the Corporation, after there shall have been paid to, or set aside for, the holders of all outstanding shares of Convertible Preferred Stock, Subordinated Preference Stock of each Series, Serial Preferred Stock of each Series, Cumulative Preferred Stock, and Employees' Preferred Stock the full preferential amounts to which they are respectively entitled, the holders of the Common Stock shall be entitled to receive, pro rata, all the remaining assets of the Corporation available for distribution to the stockholders.

         SEVENTH: The Corporation will not commence business until consideration of One Thousand Dollars ($1,000) has been received for the issuance of shares.

         EIGHTH: The Board of Directors of the Corporation shall be expressly authorized to reduce the capital stock of the Corporation within their discretion, from time to time, in such manner as may be provided by law.

         NINTH: The shareholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Article Ninth.

         (1) VOTING REQUIREMENT. In addition to any affirmative vote required by law or any other Article of this charter, and except as otherwise expressly provided in Section (2) of this Article Ninth, any Business Combination shall require an affirmative vote at least equal to the sum of (i) the votes entitled to be cast by the holders of shares of Voting Stock (as defined herein) which are Beneficially Owned (as defined herein) by the Interested Shareholder (as defined herein); plus (ii) sixty-seven percent (67%) of the votes entitled to be cast by all other holders of Voting Stock, voting together as a single class at a meeting of shareholders called for such purpose. Such affirmative vote shall be required notwithstanding the fact that a vote would not otherwise be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

         (2) WHEN VOTING REQUIREMENT NOT APPLICABLE. The provisions of Section
(1) of this Article Ninth shall not be applicable to (i) a Business Combination that does not involve cash or other consideration being received by the shareholders of the Corporation solely in their capacities as shareholders, if such Business Combination shall have been approved by a majority of the Disinterested Directors (as defined herein) or (ii) any other Business Combination, if such Business Combination shall have been approved by a majority of the Disinterested Directors or all of the following conditions specified in subsections (2.1), (2.2) and (2.3) shall have been met:

                  (2.1) FAIR PRICES. The aggregate amount per share of the cash and the Fair Market Value (as defined herein), as of a date not more than forty-five (45) days prior to the consummation of the Business Combination, of the consideration other than cash to be received in such Business Combination by holders of shares of the respective classes and series of outstanding capital stock of the Corporation shall be at least equal to the highest of the following:

                  (a) If applicable, the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees and adjusted for any subsequent stock dividends, split, combinations, recapitalizations, reclassifications or such reorganizations) paid to acquire any shares of such respective classes and series Beneficially Owned by the Interested Shareholder during the Pre-announcement Period (as defined herein);

                  (b) The highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees and adjusted for any subsequent stock dividends, splits, combinations, recapitalizations, reclassifications or other such reorganizations) paid to acquire any shares of such respective classes and series Beneficially Owned by the Interested Shareholder in the transaction in which the Interested Shareholder became an Interested Shareholder;

                  (c) The Fair Market Value per share of such respective classes and series on the Announcement Date (as defined herein);

                  (d) The Fair Market Value per share of such respective classes and series of the Determination Date (as defined herein);

                  (e) If applicable, the Fair Market Value per share determined pursuant to subsection (2.1)(c) or (2.1)(d), whichever is higher, multiplied by the ratio of (i) the highest price per share (including any brokerage commissions, transfer taxes or soliciting dealers' fees and adjusted for any subsequent stock dividends, splits, combinations, recapitalizations, reclassifications or other such reorganizations) paid to acquire any shares of such respective classes and series Beneficially Owned by the Interested Shareholder within the Pre-announcement Period to (ii) the Fair Market Value per share (adjusted for any subsequent stock dividends, splits, combinations, recapitalizations, reclassifications or other such reorganizations) of shares of such respective classes and series on the first day in the Pre-announcement Period on which such shares Beneficially Owned by the Interested Shareholders were acquired; or

                  (f) The amount per share of any preferential payment to which holders of shares of such respective classes and series are entitled in the event of a liquidation, dissolution or winding up of the Corporation.

                  (2.2) FORM OF CONSIDERATION. The consideration to be received by holders of each particular class and series of outstanding capital stock of the Corporation in a Business Combination shall be (i) in cash or (ii) if the majority of the shares of any particular class or series of the capital stock of the Corporation Beneficially Owned by the Interested Shareholder shall have been acquired for a consideration in a form other than cash, in the same form of consideration used to acquire the largest number of shares of such class or series previously acquired and Beneficially Owned by the Interested Shareholder.

                  (2.3) OTHER REQUIREMENTS. After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination, except as approved by a majority of the Disinterested Directors, there shall have been:

                  (a) No failure to declare and pay in full, when and as due, any dividends on any class or series of Preferred Stock (as defined herein) (whether cumulative or not) except on any class or series of Preferred Stock as to which dividends were in arrears on the Determination Date;

                  (b) No reducation in the quarterly rate of any dividends on the Corporation's Common Stock below the dividends paid during the dividend quarter of the Corporation ended immediately prior to the Determination Date, except any reduction in dividends necessary to fairly reflect any stock dividend, split, recapitalization, reclassification or other such reorganization;

                  (c) No failure to increase the quarterly rate of any dividends per share paid on the Corporation's Common Stock to fairly reflect any stock combination, recapitalization, reclassification or such other reorganization which has the effect of reducing the number of outstanding shares of Common Stock;

                  (d) No increase in the number of shares of the capital stock of the Corporation Beneficially Owned by the Interested Shareholder, except (i) as a part of the transaction that resulted in the Interested Shareholder becoming an Interested Shareholder or (ii) to consummate the Business Combination in compliance with the provisions of this Article Ninth;

                  (e) No loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the Corporation or its subsidiaries for the benefit, directly or indirectly, of the Interested Shareholder, whether in anticipation of or in connection with such Business Combination or otherwise;

                  (f) No material change in the Corporation's business or capital structure effected, directly or indirectly, by the Interested Shareholder; and

                  (g) A proxy or information statement mailed at least thirty
         (30) days prior to the completion of the Business Combination to all the holders of Voting Stock (whether or not shareholder approval of the Business Combination is required), which proxy or information statement shall (i) describe the Business Combination, (ii) include in a prominent place the recommendations, if any, of a majority of the Disinterested Directors as to the advisability or inadvisability of the Business Combination, (iii) if deemed advisable by a majority of the Disinterested Directors, include an opinion of a reputable investment banking firm or other expert as to the fairness or unfairness of the terms of the Business Combination from the point of view of the shareholders other than the Interested Shareholder (such investment banking firm to be selected by a majority of the Disinterested Directors and to be paid a reasonable fee for their services by the Corporation upon receipt of such opinion), and (iv) be responsive to the pertinent provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any laws supplementing or superseding such Act, rules and regulations, whether or not such proxy or information statement is required by law to be furnished to any holders of Voting Stock.

         (3) DEFINITIONS. The following definitions shall apply for purposes of this Article Ninth:

                  (3.1) "Business Combination" means any of the transactions described below:

                  (a) Any merger or consolidation of the Corporation or any Subsidiary (as defined herein) with (i) any Interested Shareholder or
         (ii) any corporation (whether or not
         itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as defined herein) of an Interested Shareholder;

                  (b) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, (i) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets (including securities) of the Corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more or (ii) to or with the Corporation or any Subsidiary of any assets (including securities) of any Interested Shareholder or any Affiliate of an Interested Shareholder having an aggregate Fair Market Value of $1,000,000 or more;

                  (c) The issuance or transfer by the Corporation or any Subsidiary in one transaction or a series of transactions, of any securities of the Corporation or any Subsidiary to an Interested Shareholder or an Affiliate of any Interested Shareholder in exchange for cash, securities or other property, or a combination thereof, having an aggregate Fair Market Value of $1,000,000 or more;

                  (d) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder;

                  (e) Any reclassification of securities or any recapitalization or reorganization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other similar transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities of the Corporation or any Subsidiary (including securities convertible into equity securities) which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

                  (f) Any other transaction or series of transactions that is similar in purpose or effect to those referred to in (a) through (e) of this subsection (3.1).

                  (3.2) "Voting Stock" means the Common Stock and those classes of Preferred Stock which would then be entitled to vote in the election of directors.

                  (3.3) "Beneficially Owned," with respect to any securities, means the right or power (directly or indirectly through any contract, understanding or relationship) (i) to vote or direct the voting of such securities, (ii) to dispose or direct the disposition of such securities, or
(iii) to acquire such voting or investment power whether such right or power is exercisable immediately or only after the passage of time.

                  (3.4) "Interested Shareholder" means any Person (as herein defined) or member of a Group of Persons (as defined herein) who or which, together with any Affiliate or Associate

(as herein defined) of such Person or member, Beneficially Owns (within the meaning of subsection (3.3) above) ten percent or more of the outstanding Voting Stock of the Corporation.

                  (3.5) "Person" means any individual, firm, corporation, partnership, joint venture or other entity.

                  (3.6) "Group of Persons" means any two or more Persons who or which are acting or have agreed to act together for the purpose of acquiring, holding, voting or disposing of any Voting Stock of the Corporation.

                  (3.7) "Disinterested Director" means any member of the Board of Directors of the Corporation who is not an Affiliate or Associate of the Interested Shareholder and who (i) was a member of the Board of Directors prior to the time the Interested Shareholder became an Interested Shareholder or (ii) was elected or recommended to succeed a Disinterested Director by a majority of the Disinterested Directors then on the Board of Directors.

                  (3.8) "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

                  (3.9) "Pre-announcement Period" means the two-year period ending at 11:59 p.m., New York City time, on the Announcement Date.

                  (3.10) "Announcement Date" means the date of the first public announcement of the proposal of the Business Combination.

                  (3.11) "Determination Date" means the date on which the Interested Shareholder becomes an Interested Shareholder.

                  (3.12) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.

                  (3.13) "Affiliate," used to indicate a relationship with a specified Person, means another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.

                  (3.14) "Associate," used to indicate a relationship with a specified Person, means (i) any corporation or other similar organization (other than the Corporation or a Subsidiary) of which such specified Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (ii) any trust or estate in which such specified Person has a substantial beneficial interest or as to which such specified Person serves as trustee or in a similar fiduciary capacity, and
(iii) any relative or spouse of such specified Person, or any relative of such spouse who has the same home as such Person.

                  (3.15) "Preferred Stock" means all classes or series of the Corporation's capital stock other than Common Stock.

         (4) POWERS OF DISINTERESTED DIRECTORS. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Ninth, including without limitation
(i) whether a Person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by any Person, (iii) whether a Person is an Affiliate or Associate of another, (iv) whether the requirements of Section 2 have been met with respect to any Business Combination, and (v) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article Ninth.

         (5) NO EFFECT ON PREFERENTIAL RIGHTS. The provisions of this Article Ninth shall not affect in any way the amount or form of consideration that any holder of shares of the Corporation's capital stock is entitled to receive upon the liquidation or dissolution of the Corporation or any other preferential rights of the holders of such shares.

         (6) NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED SHAREHOLDERS. Nothing contained in this Article Ninth shall be construed to relieve the Board of Directors of the Corporation or any Interested Shareholder from any fiduciary obligation imposed by law.

         (7) AMENDMENT OR REPEAL. In addition to any affirmative vote required by law, an affirmative vote at least equal to the sum of (i) the votes entitled to be cast by the holders of shares of Voting Stock which are Beneficially owned by any Interested Shareholder plus (ii) sixty-seven percent (67%) of the votes entitled to be cast by all other holders of Voting Stock, voting together as a single class at a meeting of shareholders called for such purpose, shall be required to amend or repeal, or adopt any charter provisions inconsistent with, this Article Ninth. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

         TENTH: No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent provided by the Tennessee Business Corporation Act as in effect from time to time. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of its adoption.

                  Any repeal or modification of the provisions of this Article Tenth, by the shareholders of the Corporation directly or by the adoption of an inconsistent provision of this charter, shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

PART II:

         FIRST: The original charter was filed by the Secretary of State on July 7, 1925, and the reincorporation charter was filed by the Secretary of State on October 19, 1934.

         SECOND: The charter was previously restated by action of the Board of Directors on January 11, 1984 (the "1984 Restated Charter").

         THIRD: This restated charter incorporates all amendments since the 1984 Restated Charter and makes further amendments not requiring shareholder approval. This restatement was duly adopted at a meeting of the Board of Directors on April 24, 1991.

         DATED: April 30, 1991


Genesco Inc.

/s/ William C. O'Connor

By William C. O'Connor
Secretary